Presentation to the Conflicts Committee of Hiland Partners GP Holdings, LLC Preliminary Project Horizon Discussion Materials March 2, 2009 Confidential Presentation

Table of Contents Agenda Situation Overview Commodity Industry Overview Midstream Market Overview MLP Equity Market Overview Leveraged Finance Considerations Strategic Alternatives Financial Overview of Hiland Summary Valuation Analysis ________________________________________________________________________________________ Appendices Additional Financial Detail IRR Analysis Detail Ability to Pay Detail Credit Ratings Profile Comparable MLP Trading Analysis Comparable Transaction Analysis Historical MLP Yields

Barclays Capital Hiland Holdings Team Introduction Global Finance Rating Agency Advisory Jill Unferth Managing Director Bill Beurket Managing Director Equity Capital Markets Crystal Simpson Vice President Leveraged Finance Paul Cugno Managing Director Rob Anderson Vice President Commodities Chris Lang Director Ron Ruffini Director Mergers & Acquisitions Jeremy Michael Managing Director Luke Hawkins Analyst Global Natural Resources Group Keith Burba Associate Russ Johnson Managing Director Scott Rogan Managing Director Matt Liuzzi Vice President Lee Jacobe Co-Head of Natural Resources Houston Firmwide Sponsors Skip McGee Global Head of Investment Banking Grant Porter Chairman of Natural Resources Carlos Fierro Global Head of Natural Resources Greg Pipkin Co-Head of Natural Resources Houston ___________________________ Names in bold denote meeting attendees. Rob Edgell Associate 1

Situation Overview

Introduction Scope of Work Barclays Capital has been mandated by the Conflicts Committee of the Board of Directors (the "Conflicts Committee") of Hiland Partners GP Holdings, LLC to provide financial advisory services in connection with the potential transaction between Mr. Harold Hamm and certain affiliates and Hiland Holdings GP, LP (the "Partnership", "HPGP" or the "GP of HLND") The transaction proposed by the purchasers involves the acquisition of all the outstanding common units of HPGP not owned by the purchasers for $3.20 in cash per unit The offer is conditioned on the successful acquisition by the purchasers of all the outstanding common units of Hiland Partners, LP ("HLND" or the "MLP") not already owned by HPGP for $9.50 in cash per common unit There are various considerations the Conflicts Committee must examine with regards to the offer for HPGP, including: General economic conditions, sector specific conditions and current capital market conditions (both credit and equity) The underlying condition and prospects of the assets held by HLND (which ultimately drive the prospects of HPGP) The potential of the HLND assets to generate future cash distributions to HPGP (i.e., those distributions attributable to both the HLND limited partner units owned by HPGP and the HLND general partner interest / incentive distribution rights) The impact of certain credit covenants relating to HLND's outstanding borrowings The potential for other attractive strategic alternatives (such as competing acquisition proposals, capital raises or other alternatives) In this presentation, we review the offers; examine current and expected market conditions, both industry-wide and in the capital markets; assess selected strategic alternatives, including various methods of financing and M&A alternatives; and provide a preliminary valuation analysis of HLND and HPGP Throughout this presentation, we have focused on the merits of the HPGP offer. However, given the significant ownership of HLND units by HPGP, we have also examined the HLND offer insofar as it impacts the HPGP offer Situation Overview 2

Organizational Structure Relationship Between Parties Involved Hiland Holdings GP, LP HPGP's cash generating assets consist of its ownership interests in HLND: 100% ownership interest of the 2% general partner interest in HLND 2,321,471 common units and 3,060,000 subordinated units of HLND The incentive distribution rights in HLND, which entitle HPGP to receive increasing percentages of cash distributed by HLND above certain levels Hiland Partners, LP Midstream assets consist of: 14 natural gas gathering systems Approximately 2,111 miles of gas gathering pipelines Five natural gas processing plants Seven natural gas treating facilities Three NGL fractionation facilities Compression assets consist of two air compression facilities and a water injection plant Harold Hamm and Affiliates 61% LP interest in HPGP Non-economic, controlling GP interest in HPGP through 100% ownership of Hiland Partners GP Holding, LLC Description of Entity / Assets Held Current Ownership Structure Public (3,967,784 Common Units) Hiland Holdings GP, LP (2,321,471 Common Units 3,060,000 Sub Units) (NASDAQ: HPGP) Hiland Partners GP, LLC (2% GP Interest, IDR's) Hiland Partners, LP (NASDAQ: HLND) 100% 0% GP Interest 61% LP Interest 39% LP Interest 100% Interest 2% GP Interest 42% LP Interest 56% LP Interest Hiland Partners GP Holding, LLC Harold Hamm & Affiliates (13,138,052 HPGP Common Units) Public (8,469,448 HPGP Common Units) ___________________________ Assumes strip pricing and suspension of distributions in 2009. Hiland Operating LLC Situation Overview 3

Offer to Acquire Minority Interest in Both HPGP and HLND Situation Overview Summary of Proposal On January 15, 2009, Mr. Hamm concurrently delivered letters to the Board of Directors of HPGP and HLND setting forth a proposal by which he (and certain affiliates) would acquire all of the common units of HPGP (not already owned by himself) and those of HLND not owned by HPGP Offer of $3.20 / per HPGP unit Offer of $9.50 / per HLND unit Each proposal (HPGP and HLND) is conditioned upon the other and expected to require the approval of a majority of the public unitholders of each partnership Mr. Hamm also stated that he has no intention of selling his units Neither of the proposals contain a financing contingency Successful execution of both offers would result in the Purchasers owning 100% of both HPGP and HLND Summary of Proposal Total Equity Value of Offer Offer Premia 4

Implied Value of HPGP's GP Interest in HLND Situation Overview Summary of Proposal Assuming HLND Offer Price Assuming HLND Current Price The value of the general partner interest imbedded in HPGP (which value is derived from cash flows attributable to HPGP's ownership of not only the GP interest, but also the incentive distribution rights in HLND) can vary significantly depending on the value ascribed to the HLND common and subordinated units 5

Unit Price Performance Since Offer Indexed Unit Price Performance - HLND(2) Indexed Unit Price Performance - HPGP(1) The offer (on January 15, 2009) temporarily the unit prices of both HPGP and HLND; however, both are now trading below the pre-offer price HPGP is trading at a 18.8% discount to the offer HLND is trading at a 23.6% discount to the offer ___________________________ GP Peers includes AHGP, AHD, BGH, XTXI, ETE, EPE, NRGP, MGG, NSH and PVG. G&P Peers includes APL, CPNO, XTEX, DPM, MWE, MMLP, NGLS, and WPZ. Absolute Unit Price Performance - HLND Absolute Unit Price Performance - HPGP Situation Overview 6

$1.97 - $3.20 3.486833 $3.21 - $5.00 1.783899 $5.01 + 2.593934 Median Price: $3.90 One year turnover of 1.2x Last 100% turnover: 139 days Minimum closing share price over the last turnover period: $1.97 (December 24, 2008) Maximum closing share price over the last turnover period: $23.30 (August 14, 2008) Daily average trading volume of approximately 53,655, 85,019 and 65,624 over the past one-, three- and six-month periods Since September 1, 2008, 8.179 million units have traded which represent average daily trading volume of 66,492 Recent HPGP Trading Activity Analysis of Trading Prices and Volume for HPGP ___________________________ Source: FactSet as of 2/26/2009. 1. Includes only trading days. HPGP Volume Traded by Price: Since 9/1/2008 HPGP Turnover Analysis % of Units Traded Since 9/1 % of Total Public Float (1) 46% 45% 22% 21% 32% 31% Situation Overview 7

HLND and HPGP Institutional Unitholder Analysis Holdings as of 12/31/08 Hiland Partners LP Ownership Profile (1) ___________________________ Ownership information per FactSet as of 2/26/09.Shading denotes overlapping investors. Hiland Holdings GP Ownership Profile (1) Hiland Partners LP Investors Retail 0.284 HPGP / Insiders 0.576 Institutional 0.14 Hiland Holdings GP Investors Retail 0.153 Insiders 0.608 Institutional 0.239 Data is only available through 12/31/08 Holders of both securities are principally distribution - driven funds Situation Overview 8

PRELIMINARY

Analyst Reaction

Situation Overview

Research Commentary

- Commentary has been generally favorable to the offer given expected outlook on fundamentals

Research Analyst Commentary – HLND

Firm / Analyst	Ratings / Risk	HLND Target Price	Selected Commentary
Raymond James/ *Darren Horowitz*	Market Perform/ NA	N/A	"Given our expectations for the challenging gathering and processing fundamentals to continue, coupled with the lack of cash flow visibility as HLND has no material hedges on its 2009 NGL production, drastic measures needed to be taken to avoid the potential for a substantial distribution cut and/or a restructuring/recapitalizing event. **Thus, this proposed transaction provides an option to maximize remaining unitholder value, without subjecting unitholders to dilutive restructuring scenarios." (1/15/09)**
RBC/ *Mark Easterbrook*	Sector Perform/ Speculative Risk	$11.00	**"At this point, assuming continued weakness in the commodity prices, namely NGL prices, we do not see a new player materializing to help with HLND's current situation,** and given Mr. Hamm's control of the GP there would be little incentive for someone other than Mr. Hamm to take a new equity stake here as they would not achieve any sort of controlling interest." "The weakness in commodity prices has led to HLND's nearing a violation of its debt covenants. At this point, based on our EBITDA estimates, we expect it to violate the 4.75x threshold in the 1Q/09. This could result in a reduction or suspension of distributions at the partnership. We do not see the partnership as having the ability to issue additional equity at this time to help bring the ratio back into line." (1/16/09)
Morgan Keegan/ *John Edwards*	NA / NA	N/A	"Hiland Partners (HLND) announced yesterday its intention to cut its distribution by $0.43 to $0.45/unit ($1.80 ann.), a 49% reduction. **We had forecast a much larger distribution cut to a token $0.05 as we believe that HLND is still in danger of violating its debt covenants." (1/27/09)**

Research Analyst Commentary – HPGP

Firm / Analyst	Ratings / Risk	HPGP Target Price	Selected Commentary
Raymond James/ *Darren Horowitz*	Market Perform/ NA	N/A	"We think the proposal by the Chairman of the Board to purchase HPGP units offers an option to preserve value. Based on our lack of visibility in the timing/magnitude of a recovery in a commodity-driven business model coupled with Hiland Partners' onerous debt position and tight financial covenants, we maintain our cautious outlook and Market Perform." (1/27/09)

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Commodity Industry Overview

PRELIMINARY

Current Industry Themes

Commodity Industry Overview

Factors Impacting Upstream and Midstream Sectors

Commodity Prices

- In the past six to eight months, commodity prices have fallen from 10-year highs to levels at or below the 10-year average
  - Crude: From $145+ to $37+
  - Natural Gas: From $13+ to $4.50+
  - NGLS: From $80 / bbl to $20+ / bbl
- Frac spreads became negative in late 2008 for the first time in 3 years

Supply & Demand Trends

- Economic collapse has resulted in, among other things, a dramatic reduction in consumer and industrial demand for crude, natural gas and NGLS
- US rig count at ~1,300 is down ~ 25% from year-prior levels
  - Gas-directed rigs at ~1,000, down 29%
  - Oil rigs at ~280, down 17%
  - Directional rigs down ~ 30%
  - Horizontal rigs up 10%

Financing Markets

- Debt and equity markets were essentially closed in the second half of 2008
- Discrete windows of access for selected issuers at much higher costs
- Much less tolerance for leverage

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HILAND

North America Market Imbalance Expected to Continue Through Much of 2009 Commodity Industry Overview Declining commodity prices and the continued dislocation in the global credit market have resulted in a 25% or greater decline in North American spending in 2009, though spending outside of North America is expected to stay relatively flat Certain gas-focused U.S. Independents have revised their 2009 capex budgets downward even further: Natural gas prices may continue to deteriorate Above average volumes in storage Completion of facility repairs related to hurricane damage are likely to add another 4 Bcf/d of production LNG imports are expected to increase in 2009 as more liquefaction and shipping capacity comes on-line, foreign markets have adequate inventories Continued production volume growth during 2009 despite ~25% reductions in E&P budgets Weak natural gas demand With the expected prolonged weakness in prices, drilling activity is likely to continue declining into 2010 Storage overhang unlikely to be worked off until mid-2010 Barclays Capital expects prices to rebound in the second half of 2010 Natural Gas Market is Over-Supplied 11

PRELIMINARY

US Crude Oil Markets

Commodity Industry Overview

Oversupplied…But Showing Recent Positive Signs

- Crude and product inventories have dramatically increased above the five-year average – overall build is ~50 million barrels
  - Imports have decreased over the past few weeks
  - Gasoline demand staying strong, despite economic slowdown
  - Jet fuel inventories continue to build
- Oil drilling activity off significantly
  - Rig count at 3-year low of under ~280 rigs
  - Total oil drilling is ~20% lower than year ago levels
- Recent activity in the Bakken oil shale has been significantly curtailed due to falling oil prices and widening basis differentials
  - Continental Resources, among others, has reduced its rig count in the area as follows:
    - North Dakota Bakken: Currently running 4 rigs vs. 10 rigs at the beginning of Q4 2008
    - Montana Bakken: Currently running 0 rigs vs. 5 rigs at the beginning of Q4 2008

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HILAND

2003E - 1 0.042 2003E - 2 0.054 2003A 0.102 2004E - 1 0.04 2004E - 2 0.088 2004A 0.124 2005E - 1 0.057 2005E - 2 0.134 2005A 0.201 2006E - 1 0.147 2006E - 2 0.213 2006A 0.268 2007E - 1 0.089 2007E - 2 0.128 2007A 0.281 2008E - 1 0.112 2008E - 2 0.195 2009E - 1 -0.07 2009E - 2 -0.12 Spending Survey Confirms Outlook In December 2008, 357 oil and gas companies were interviewed in the latest Barclays Research E&P spending survey, revealing the following: Globally, E&P companies plan to decrease E&P expenditures by 12% in 2009 to $400 billion, down from an estimated $454 billion in 2008 U.S. E&P expenditures are expected to decrease by 26% for 2009 to $79 billion, down from an estimated $106 billion in 2008 International E&P expenditures are expected to decrease 6% for 2009 to $300 billion, down from an estimated $319 billion in 2008 Canadian E&P expenditures are expected to decrease by 23% for 2009 to $22 billion, down from an estimated $29 billion in 2008 North American Producers Were the Most Pessimistic For planning purposes, companies were assuming oil price of $58 / bbl (WTI) and natural gas price of $6.35 per mcf for 2009 E&P spending decline forecast to self correct It is anticipated that North American E&P expenditures will rebound in 2010, driven by production declines and a rebound in demand International E&P Capex (1) Worldwide E&P Capex (1) ___________________________ Note: "1" or "2" in graph labels refers to whether data was from 1H or 2H report. Percent change versus prior year's actual spending. 2003E - 1 0.055 2003E - 2 0.057 2003A 0.108 2004E - 1 0.061 2004E - 2 0.119 2004A 0.109 2005E - 1 0.045 2005E - 2 0.133 2005A 0.161 2006E - 1 0.149 2006E - 2 0.201 2006A 0.205 2007E - 1 0.127 2007E - 2 0.201 2007A 0.397 2008E - 1 0.162 2008E - 2 0.222 2009E - 1 0 2009E - 2 -0.06 Commodity Industry Overview 13

Date Gas Directed Rigs Other 2/22/2008 1430 341 2/29/2008 1418 345 3/7/2008 1456 346 3/14/2008 1441 351 3/21/2008 1433 351 3/28/2008 1447 361 4/4/2008 1458 372 4/11/2008 1451 364 4/18/2008 1461 366 4/25/2008 1473 369 5/2/2008 1473 366 5/9/2008 1475 371 5/16/2008 1471 391 5/23/2008 1493 396 5/30/2008 1479 398 6/6/2008 1493 393 6/13/2008 1504 397 6/20/2008 1514 392 6/27/2008 1530 383 7/4/2008 1539 382 7/11/2008 1544 378 7/18/2008 1534 394 7/25/2008 1555 402 8/1/2008 1550 401 8/8/2008 1571 396 8/15/2008 1586 404 8/22/2008 1594 404 8/29/2008 1606 425 9/5/2008 1586 427 9/12/2008 1606 425 9/19/2008 1589 429 9/26/2008 1559 436 10/3/2008 1544 435 10/10/2008 1548 442 10/17/2008 1537 439 10/24/2008 1529 435 10/31/2008 1552 419 11/7/2008 1539 453 11/14/2008 1498 443 11/21/2008 1511 430 11/28/2008 1443 423 12/5/2008 1428 424 12/12/2008 1379 411 12/19/2008 1366 398 12/26/2008 1347 374 1/2/2009 1267 356 1/9/2009 1239 350 1/16/2009 1235 333 1/23/2009 1185 330 1/30/2009 1150 322 2/6/2009 1104 295 2/13/2009 1054 285 2/20/2009 1018 282 Current Declining Trend Expected to Continue Commodity Industry Overview Rig Count Expected to Continue Drop After peaking in September 2008, the US rig count declined over the remainder of the year and into the beginning of 2009 Expected decrease in rig count is 400-500 rigs from peak (~25% - 30% reduction) Reflects lower natural gas prices, a sharp drop in oil prices and the lack of availability of outside funding A recovery of 5% internationally and 10% in North America is forecast for 2010 Outlook U.S. Rig Count ___________________________ Note: Data as of 2/20/09. Source: Barclays Capital research. 14

Date NGL Composite Natural Gas Crude 2/13/1999 9.44 1.81 11.89 0 2/16/1999 9.44 1.8 11.37 2/17/1999 9.44 1.79 11.53 2/18/1999 9.44 1.81 12.04 2/19/1999 9.44 1.78 11.76 2/22/1999 9.55 1.78 11.96 2/23/1999 9.55 1.74 12.43 2/24/1999 9.55 1.73 12.47 2/25/1999 9.55 1.7 12.56 2/26/1999 9.55 1.66 12.28 3/1/1999 9.51 1.65 12.24 3/2/1999 9.51 1.67 12.51 3/3/1999 9.51 1.67 12.93 3/4/1999 9.51 1.72 13.36 3/5/1999 9.51 1.73 13.3 3/8/1999 9.55 1.88 13.63 3/9/1999 9.55 1.87 13.85 3/10/1999 9.55 1.93 14.69 3/11/1999 9.55 1.87 14.31 3/12/1999 9.55 1.82 14.49 3/15/1999 9.9 1.75 14.45 3/16/1999 9.9 1.75 14.46 3/17/1999 9.9 1.74 15.05 3/18/1999 9.9 1.75 15 3/19/1999 9.9 1.73 15.24 3/22/1999 10.15 1.75 15.5 3/23/1999 10.15 1.8 15.34 3/24/1999 10.15 1.78 15.14 3/25/1999 10.15 1.81 15.52 3/26/1999 10.15 1.82 16.18 3/29/1999 10.49 1.8 16.44 3/30/1999 10.49 1.89 16.8 3/31/1999 10.49 2 16.76 4/1/1999 10.49 1.94 16.64 4/5/1999 10.85 2.04 16.95 4/6/1999 10.85 1.98 16.82 4/7/1999 10.85 2.02 16.03 4/8/1999 10.85 2.08 15.83 4/9/1999 10.85 2.11 16.57 4/12/1999 11.52 2.05 16.4 4/13/1999 11.52 2.13 16.72 4/14/1999 11.52 2.12 16.47 4/15/1999 11.52 2.14 16.87 4/16/1999 11.52 2.15 17.33 4/19/1999 12.7 2.12 17.8 4/20/1999 12.7 2.18 17.78 4/21/1999 12.7 2.17 18.08 4/22/1999 12.7 2.24 18.43 4/23/1999 12.7 2.23 18.24 4/26/1999 13.61 2.22 17.66 4/27/1999 13.61 2.33 17.81 4/28/1999 13.61 2.31 18.45 4/29/1999 13.61 2.34 18.53 4/30/1999 13.61 2.25 18.66 5/3/1999 13.03 2.23 18.85 5/4/1999 13.03 2.32 18.93 5/5/1999 13.03 2.37 18.98 5/6/1999 13.03 2.33 18.33 5/7/1999 13.03 2.25 18.23 5/10/1999 13.19 2.25 18.51 5/11/1999 13.19 2.3 18.07 5/12/1999 13.19 2.2 17.57 5/13/1999 13.19 2.22 18.03 5/14/1999 13.19 2.26 18.04 5/17/1999 12.82 2.3 17.95 5/18/1999 12.82 2.3 17.12 5/19/1999 12.82 2.28 16.88 5/20/1999 12.82 2.24 17.03 5/21/1999 12.82 2.21 17.23 5/24/1999 12.63 2.19 16.88 5/25/1999 12.63 2.18 17.06 5/26/1999 12.63 2.22 17.35 5/27/1999 12.63 2.26 17.17 5/28/1999 12.63 2.29 16.84 6/1/1999 12.63 2.35 16.34 6/2/1999 12.63 2.35 16.66 6/3/1999 12.63 2.36 16.75 6/4/1999 12.63 2.35 17.33 6/7/1999 12.38 2.42 17.87 6/8/1999 12.38 2.38 17.67 6/9/1999 12.38 2.39 17.99 6/10/1999 12.38 2.38 17.86 6/11/1999 12.38 2.29 18.44 6/14/1999 12.97 2.29 18.34 6/15/1999 12.97 2.28 18.55 6/16/1999 12.97 2.28 17.95 6/17/1999 12.97 2.24 18.19 6/18/1999 12.97 2.23 17.99 6/21/1999 13.36 2.22 17.71 6/22/1999 13.36 2.23 17.61 6/23/1999 13.36 2.24 18.23 6/24/1999 13.36 2.26 18.05 6/25/1999 13.36 2.27 18.09 6/28/1999 13.1 2.26 18.23 6/29/1999 13.1 2.33 18.44 6/30/1999 13.1 2.33 19.29 7/1/1999 13.1 2.28 19.39 7/2/1999 13.1 2.27 19.69 7/6/1999 13.1 2.23 19.78 Commodity Industry Overview Commodity Prices Crude, Natural Gas and NGLs - 10-Year Price Performance ___________________________ Note: NGL Composite reflects the following weights: propane (28%), butane (10%), iso-butane (8%), natural gasoline (13%) and ethane (43%). NGL prices reported in dollars per barrel. (1) Current Commodity Prices Near 10-Year Historical Averages 15

Date NGL Composite Natural Gas Crude 12/1/2008 24.01 6.49 49.28 0 12/2/2008 20.29 5.73 43.71 12/3/2008 20.24 5.57 42.07 12/4/2008 21.12 5.67 43.52 12/5/2008 22.73 5.87 47.98 12/8/2008 22.86 5.56 46.28 12/9/2008 22.94 5.76 44.51 12/10/2008 23.93 5.75 43.6 12/11/2008 24.21 5.79 40.06 12/12/2008 23.35 5.64 36.22 12/15/2008 23.46 5.68 33.87 0 12/16/2008 22.19 5.37 31.41 12/17/2008 22.19 5.37 33.48 12/18/2008 21.42 5.44 32.35 12/19/2008 22.8 5.8 40.02 12/22/2008 22.49 5.71 39.03 12/23/2008 23.49 5.63 44.6 12/24/2008 23.49 5.4 46.34 12/29/2008 26.76 5.82 48.81 0 12/30/2008 28.45 6.11 48.58 12/31/2008 25.95 5.89 42.63 1/2/2009 25.55 5.98 41.7 1/5/2009 25.92 5.59 40.83 1/6/2009 26.02 5.59 37.59 1/7/2009 27.31 5.71 37.78 1/8/2009 27.22 5.45 36.7 1/9/2009 26.89 5.23 35.4 1/12/2009 26.98 5.08 36.51 0 1/13/2009 26.28 4.86 38.74 1/14/2009 26.57 4.87 42.25 1/15/2009 26.91 4.72 42.27 1/16/2009 27.92 4.75 45.47 1/20/2009 28.32 4.62 45.73 1/21/2009 27 4.75 41.58 1/22/2009 27.12 4.84 42.16 1/23/2009 27.32 4.71 41.44 1/26/2009 27.65 4.77 41.68 0 1/27/2009 27.06 4.48 40.08 1/28/2009 26.76 5.04 40.78 1/29/2009 26.48 5.01 40.32 1/30/2009 25.96 4.84 41.17 2/2/2009 25.9 4.67 40.17 2/3/2009 26.47 4.76 39.56 2/4/2009 26.2 4.82 37.83 2/5/2009 26.21 4.67 35.94 2/6/2009 26.17 4.68 33.98 2/9/2009 25.68 4.6 37.51 0 2/10/2009 24.09 4.35 34.93 2/18/2009 23.71 4.35 34.62 2/19/2009 23.94 4.45 39.48 0 2/20/2009 23.58 4.21 39.44 2/23/2009 25.04 4.23 37.54 2/24/2009 25.4 4.2 39.11 2/25/2009 25.58 4.2 41.7 2/26/2009 25.92 4.07 45.22 Date NGL Composite Natural Gas Crude 2/26/2008 58.63 9.21 100.88 0 2/27/2008 58.63 9.21 99.64 2/28/2008 58.63 9.11 102.59 2/29/2008 58.63 9.1 101.84 3/3/2008 59.1 8.99 102.45 3/4/2008 59.1 9.23 99.52 3/5/2008 59.1 9.37 104.52 3/6/2008 59.1 9.7 105.47 3/7/2008 59.1 9.82 105.15 3/10/2008 59.18 9.59 107.9 3/11/2008 59.18 9.85 108.75 3/12/2008 59.18 9.69 109.92 3/13/2008 59.18 9.74 110.33 3/14/2008 59.18 9.84 110.21 3/17/2008 60.06 9.59 105.68 3/18/2008 60.06 9.1 109.42 3/19/2008 60.06 9.11 104.48 3/20/2008 60.06 8.54 102.79 3/24/2008 59.32 8.99 101.06 3/25/2008 59.32 9.28 101.12 3/26/2008 59.32 9.25 105.9 3/27/2008 59.32 9.3 107.58 3/28/2008 59.32 9.37 105.62 3/31/2008 59.75 9.86 101.58 4/1/2008 59.75 9.92 100.98 4/2/2008 59.75 9.59 104.83 4/3/2008 59.75 9.68 103.83 4/4/2008 59.75 9.36 106.23 4/7/2008 59.49 9.48 109.09 4/8/2008 59.49 9.78 108.5 4/9/2008 59.49 9.88 110.87 4/10/2008 59.49 10.18 110.11 4/11/2008 59.49 10.07 110.14 4/14/2008 60.78 10.03 111.76 4/15/2008 60.78 10.16 113.79 4/16/2008 60.78 10.11 114.93 4/17/2008 60.78 10.27 114.86 4/18/2008 60.78 10.08 116.69 4/21/2008 63.3 10.5 117.48 4/22/2008 63.3 10.56 119.37 4/23/2008 63.3 10.33 119.4 4/24/2008 63.3 10.58 117.21 4/25/2008 63.3 10.72 119.7 4/28/2008 63.91 10.95 118.75 4/29/2008 63.91 10.94 115.63 4/30/2008 63.91 10.81 113.46 5/1/2008 63.91 10.66 112.52 5/2/2008 63.91 10.37 116.32 5/5/2008 62.76 10.77 119.97 5/6/2008 62.76 11.09 121.84 5/7/2008 62.76 11.08 123.53 5/8/2008 62.76 11.33 123.69 5/9/2008 62.76 11.29 125.96 0 5/12/2008 65.84 11.38 124.23 5/13/2008 65.84 11.18 125.8 5/14/2008 65.84 11.51 124.22 5/15/2008 65.84 11.41 124.12 5/16/2008 65.84 11.31 126.29 5/19/2008 65.87 11.1 127.05 5/20/2008 65.87 10.95 129.07 5/21/2008 65.87 11.4 132.57 5/22/2008 65.87 11.58 130.21 5/23/2008 65.87 11.57 131.59 5/27/2008 65.87 11.85 128.85 5/28/2008 65.87 11.6 131.03 5/29/2008 65.87 11.81 126.62 5/30/2008 65.87 11.43 127.35 6/2/2008 68.51 11.8 127.76 6/3/2008 68.51 12.27 124.31 6/4/2008 68.51 12.17 122.3 6/5/2008 68.51 12.49 127.79 6/6/2008 68.51 12.71 138.54 6/9/2008 70.78 12.71 134.35 6/10/2008 70.78 12.72 131.31 6/11/2008 70.78 12.49 136.38 6/12/2008 70.78 12.51 136.74 6/13/2008 70.78 12.51 134.86 6/16/2008 73.45 12.73 134.61 6/17/2008 73.45 12.87 134.01 6/18/2008 73.45 12.93 136.68 6/19/2008 73.45 13.09 131.93 6/20/2008 73.45 12.76 134.62 6/23/2008 76.5 12.92 136 6/24/2008 76.5 12.96 136.4 6/25/2008 76.5 12.76 134.03 6/26/2008 76.5 12.7 139.64 6/27/2008 76.5 13.1 140.21 6/30/2008 79.02 13.19 140 7/1/2008 79.02 13.28 140.97 7/2/2008 79.02 13.31 143.57 7/3/2008 79.02 13 145.29 7/7/2008 81.08 12.96 141.37 7/8/2008 81.08 12.47 136.04 7/9/2008 81.08 12.1 136.05 7/10/2008 81.08 11.83 141.65 7/11/2008 81.08 12.15 145.08 7/14/2008 83.59 11.58 145.18 7/15/2008 83.59 11.78 138.74 7/16/2008 83.59 11.15 134.6 Commodity Industry Overview Commodity Prices Have Stabilized Recently... LTM 12/1/08 to Present (1) (1) ....At Much Lower Levels ___________________________ Note: NGL Composite reflects the following weights: propane (28%), butane (10%), iso-butane (8%), natural gasoline (13%) and ethane (43%). NGL prices reported in dollars per barrel. (1) (1) 16

Date Natural gasoline (C5+) Historical Average Relationship to WTI Historical Average Relationship 1/5/1998 0.4491 0.982533174517573 1.11676731793961 0.946403731438806 0 1/12/1998 0.43175 0.982533174517573 1.10100182149362 0.946403731438806 1/19/1998 0.42 0.982533174517573 1.06844336765597 0.946403731438806 1/26/1998 0.40125 0.982533174517573 1.0019322235434 0.946403731438806 2/2/1998 0.4075 0.982533174517573 1.00381231671554 0.946403731438806 2/9/1998 0.40025 0.982533174517573 1.01085387853277 0.946403731438806 2/16/1998 0.39425 0.982533174517573 1.03361423220974 0.946403731438806 2/23/1998 0.3931 0.982533174517573 1.08762845849802 0.946403731438806 3/2/1998 0.37675 0.982533174517573 1.02550226830849 0.946403731438806 3/9/1998 0.36225 0.982533174517573 1.05290657439446 0.946403731438806 3/16/1998 0.333 0.982533174517573 1.04373134328358 0.946403731438806 3/23/1998 0.33725 0.982533174517573 0.867922794117647 0.946403731438806 3/30/1998 0.3785 0.982533174517573 0.975276073619632 0.946403731438806 4/6/1998 0.380625 0.982533174517573 1.02937862202189 0.946403731438806 4/13/1998 0.35625 0.982533174517573 0.971590909090909 0.946403731438806 4/20/1998 0.36375 0.982533174517573 0.986918604651163 0.946403731438806 4/27/1998 0.3655 0.982533174517573 0.996818181818182 0.946403731438806 5/4/1998 0.3625 0.982533174517573 0.948598130841121 0.946403731438806 5/11/1998 0.365 0.982533174517573 1.00788954635108 0.946403731438806 5/18/1998 0.3575 0.982533174517573 1.06489361702128 0.946403731438806 5/25/1998 0.34325 0.982533174517573 0.988786008230453 0.946403731438806 6/1/1998 0.335625 0.982533174517573 0.940376917945297 0.946403731438806 6/8/1998 0.34025 0.982533174517573 0.980144032921811 0.946403731438806 6/15/1998 0.325 0.982533174517573 1.17571059431525 0.946403731438806 6/22/1998 0.3125 0.982533174517573 0.972222222222222 0.946403731438806 6/29/1998 0.3225 0.982533174517573 0.957243816254417 0.946403731438806 7/6/1998 0.321875 0.982533174517573 0.965625 0.946403731438806 7/13/1998 0.3305 0.982533174517573 0.995767575322812 0.946403731438806 7/20/1998 0.338 0.982533174517573 1.0609865470852 0.946403731438806 7/27/1998 0.329 0.982533174517573 0.968325157673441 0.946403731438806 8/3/1998 0.3265 0.982533174517573 0.996584302325581 0.946403731438806 8/10/1998 0.322 0.982533174517573 1.0331550802139 0.946403731438806 8/17/1998 0.31125 0.982533174517573 0.986603773584906 0.946403731438806 8/24/1998 0.3075 0.982533174517573 0.956666666666667 0.946403731438806 8/31/1998 0.309 0.982533174517573 0.969955156950673 0.946403731438806 9/7/1998 0.30375 0.982533174517573 0.872606019151847 0.946403731438806 9/14/1998 0.3116 0.982533174517573 0.9050622406639 0.946403731438806 9/21/1998 0.328 0.982533174517573 0.885347043701799 0.946403731438806 9/28/1998 0.332 0.982533174517573 0.889853222718571 0.946403731438806 10/5/1998 0.33475 0.982533174517573 0.911179520414776 0.946403731438806 10/12/1998 0.33725 0.982533174517573 0.978211325966851 0.946403731438806 10/19/1998 0.33175 0.982533174517573 1.04214659685864 0.946403731438806 10/26/1998 0.33425 0.982533174517573 0.984467040673212 0.946403731438806 11/2/1998 0.3385 0.982533174517573 0.987291666666667 0.946403731438806 11/9/1998 0.33725 0.982533174517573 1.05547690014903 0.946403731438806 11/16/1998 0.33475 0.982533174517573 1.09412451361868 0.946403731438806 11/23/1998 0.30775 0.982533174517573 1.08708999158957 0.946403731438806 11/30/1998 0.3021 0.982533174517573 1.12683836589698 0.946403731438806 12/7/1998 0.27275 0.982533174517573 0.995264986967854 0.946403731438806 12/14/1998 0.27075 0.982533174517573 1.00366284201236 0.946403731438806 12/21/1998 0.27775 0.982533174517573 1.07714681440443 0.946403731438806 12/28/1998 0.25375 0.982533174517573 0.926739130434783 0.946403731438806 1/4/1999 0.265 0.982533174517573 0.899030694668821 0.946403731438806 1/11/1999 0.288 0.982533174517573 0.897995545657016 0.946403731438806 1/18/1999 0.29 0.982533174517573 1.00412201154163 0.946403731438806 1/25/1999 0.287813 0.982533174517573 0.981180681818182 0.946403731438806 2/1/1999 0.2935 0.982533174517573 0.995718901453958 0.946403731438806 2/8/1999 0.2905 0.982533174517573 1.04550128534704 0.946403731438806 2/15/1999 0.28225 0.982533174517573 0.997014297729184 0.946403731438806 2/22/1999 0.2803125 0.982533174517573 0.984375 0.946403731438806 3/1/1999 0.275 0.982533174517573 0.943627450980392 0.946403731438806 3/8/1999 0.28025 0.982533174517573 0.863573000733676 0.946403731438806 3/15/1999 0.3 0.982533174517573 0.8719723183391 0.946403731438806 3/22/1999 0.31575 0.982533174517573 0.85558064516129 0.946403731438806 3/29/1999 0.32775 0.982533174517573 0.837317518248175 0.946403731438806 4/5/1999 0.338125 0.982533174517573 0.83783185840708 0.946403731438806 4/12/1999 0.3405 0.982533174517573 0.872012195121951 0.946403731438806 4/19/1999 0.345 0.982533174517573 0.814044943820225 0.946403731438806 4/26/1999 0.3595 0.982533174517573 0.854983012457531 0.946403731438806 5/3/1999 0.3675 0.982533174517573 0.818832891246684 0.946403731438806 5/10/1999 0.378 0.982533174517573 0.857698541329011 0.946403731438806 5/17/1999 0.36675 0.982533174517573 0.858133704735376 0.946403731438806 5/24/1999 0.34975 0.982533174517573 0.870231042654029 0.946403731438806 5/31/1999 0.3415 0.982533174517573 0.851722090261283 0.946403731438806 6/7/1999 0.3503125 0.982533174517573 0.823342193620593 0.946403731438806 6/14/1999 0.3767 0.982533174517573 0.862671755725191 0.946403731438806 6/21/1999 0.392 0.982533174517573 0.929644268774704 0.946403731438806 6/28/1999 0.38825 0.982533174517573 0.894487109160724 0.946403731438806 7/5/1999 0.4135 0.982533174517573 0.882021330624683 0.946403731438806 7/12/1999 0.44 0.982533174517573 0.92817679558011 0.946403731438806 7/19/1999 0.4555 0.982533174517573 0.935958904109589 0.946403731438806 7/26/1999 0.45425 0.982533174517573 0.929751461988304 0.946403731438806 8/2/1999 0.4685 0.982533174517573 0.962200488997555 0.946403731438806 8/9/1999 0.48175 0.982533174517573 0.951269393511989 0.946403731438806 8/16/1999 0.5175 0.982533174517573 1.01755617977528 0.946403731438806 8/23/1999 0.507 0.982533174517573 0.985377140212864 0.946403731438806 8/30/1999 0.5045 0.982533174517573 0.962698773284871 0.946403731438806 9/6/1999 0.51275 0.982533174517573 0.978886363636364 0.946403731438806 9/13/1999 0.5278125 0.982533174517573 0.915659851301115 0.946403731438806 9/20/1999 0.5365 0.982533174517573 0.927283950617284 0.946403731438806 9/27/1999 0.53575 0.982533174517573 0.914323445753759 0.946403731438806 10/4/1999 0.556 0.982533174517573 0.982828282828283 0.946403731438806 10/11/1999 0.53525 0.982533174517573 1.05691114245416 0.946403731438806 10/18/1999 0.536 0.982533174517573 0.999201065246338 0.946403731438806 10/25/1999 0.54775 0.982533174517573 0.992471958584987 0.946403731438806 11/1/1999 0.535375 0.982533174517573 0.998922701021768 0.946403731438806 11/8/1999 0.5345 0.982533174517573 0.964718521701762 0.946403731438806 11/15/1999 0.558875 0.982533174517573 0.934052924791086 0.946403731438806 11/22/1999 0.5934 0.982533174517573 0.892650429799427 0.946403731438806 Date Normal butane (nC4) Historical Average Relationship to WTI Historical Average Relationship 1/5/1998 0.41375 0.851393316932037 1.02886323268206 0.838702207500398 0 1/12/1998 0.393 0.851393316932037 1.00218579234973 0.838702207500398 1/19/1998 0.392 0.851393316932037 0.997213809812235 0.838702207500398 1/26/1998 0.3921875 0.851393316932037 0.979302913198573 0.838702207500398 2/2/1998 0.387 0.851393316932037 0.953313782991202 0.838702207500398 2/9/1998 0.369 0.851393316932037 0.931930246542393 0.838702207500398 2/16/1998 0.36625 0.851393316932037 0.960205992509363 0.838702207500398 2/23/1998 0.3669 0.851393316932037 1.01513833992095 0.838702207500398 3/2/1998 0.35 0.851393316932037 0.952689565780946 0.838702207500398 3/9/1998 0.321 0.851393316932037 0.933010380622837 0.838702207500398 3/16/1998 0.2995 0.851393316932037 0.938731343283582 0.838702207500398 3/23/1998 0.30175 0.851393316932037 0.7765625 0.838702207500398 3/30/1998 0.34025 0.851393316932037 0.876717791411043 0.838702207500398 4/6/1998 0.345 0.851393316932037 0.933032839665164 0.838702207500398 4/13/1998 0.335 0.851393316932037 0.913636363636364 0.838702207500398 4/20/1998 0.3365 0.851393316932037 0.912984496124031 0.838702207500398 4/27/1998 0.34125 0.851393316932037 0.930681818181818 0.838702207500398 5/4/1998 0.32925 0.851393316932037 0.861588785046729 0.838702207500398 5/11/1998 0.32275 0.851393316932037 0.891222879684418 0.838702207500398 5/18/1998 0.3135 0.851393316932037 0.933829787234043 0.838702207500398 5/25/1998 0.30725 0.851393316932037 0.885082304526749 0.838702207500398 6/1/1998 0.2996875 0.851393316932037 0.839684789859907 0.838702207500398 6/8/1998 0.297 0.851393316932037 0.855555555555556 0.838702207500398 6/15/1998 0.28425 0.851393316932037 1.02829457364341 0.838702207500398 6/22/1998 0.28 0.851393316932037 0.871111111111111 0.838702207500398 6/29/1998 0.283 0.851393316932037 0.84 0.838702207500398 7/6/1998 0.2853125 0.851393316932037 0.8559375 0.838702207500398 7/13/1998 0.2885 0.851393316932037 0.86922525107604 0.838702207500398 7/20/1998 0.3 0.851393316932037 0.941704035874439 0.838702207500398 7/27/1998 0.29775 0.851393316932037 0.87634898388227 0.838702207500398 8/3/1998 0.28975 0.851393316932037 0.884411337209302 0.838702207500398 8/10/1998 0.286 0.851393316932037 0.917647058823529 0.838702207500398 8/17/1998 0.276 0.851393316932037 0.874867924528302 0.838702207500398 8/24/1998 0.2725 0.851393316932037 0.847777777777778 0.838702207500398 8/31/1998 0.27225 0.851393316932037 0.854596412556054 0.838702207500398 9/7/1998 0.26725 0.851393316932037 0.767749658002736 0.838702207500398 9/14/1998 0.2763 0.851393316932037 0.80253112033195 0.838702207500398 9/21/1998 0.2915 0.851393316932037 0.786825192802056 0.838702207500398 9/28/1998 0.3 0.851393316932037 0.804084237396299 0.838702207500398 10/5/1998 0.30075 0.851393316932037 0.818632534024627 0.838702207500398 10/12/1998 0.304 0.851393316932037 0.881767955801105 0.838702207500398 10/19/1998 0.309 0.851393316932037 0.970680628272251 0.838702207500398 10/26/1998 0.31675 0.851393316932037 0.932924263674614 0.838702207500398 11/2/1998 0.319 0.851393316932037 0.930416666666667 0.838702207500398 11/9/1998 0.31625 0.851393316932037 0.989754098360656 0.838702207500398 11/16/1998 0.3155 0.851393316932037 1.03120622568093 0.838702207500398 11/23/1998 0.3005 0.851393316932037 1.06148023549201 0.838702207500398 11/30/1998 0.2867 0.851393316932037 1.06939609236234 0.838702207500398 12/7/1998 0.25225 0.851393316932037 0.920460469157255 0.838702207500398 12/14/1998 0.247 0.851393316932037 0.915622241835834 0.838702207500398 12/21/1998 0.2455 0.851393316932037 0.95207756232687 0.838702207500398 12/28/1998 0.238125 0.851393316932037 0.869673913043478 0.838702207500398 1/4/1999 0.2415625 0.851393316932037 0.819517366720517 0.838702207500398 1/11/1999 0.26275 0.851393316932037 0.819265033407572 0.838702207500398 1/18/1999 0.2685 0.851393316932037 0.929678483099753 0.838702207500398 1/25/1999 0.2696875 0.851393316932037 0.919389204545455 0.838702207500398 2/1/1999 0.273 0.851393316932037 0.926171243941842 0.838702207500398 2/8/1999 0.28 0.851393316932037 1.00771208226221 0.838702207500398 2/15/1999 0.28275 0.851393316932037 0.998780487804878 0.838702207500398 2/22/1999 0.29 0.851393316932037 1.01839464882943 0.838702207500398 3/1/1999 0.274 0.851393316932037 0.940196078431372 0.838702207500398 3/8/1999 0.26825 0.851393316932037 0.826595744680851 0.838702207500398 3/15/1999 0.2815 0.851393316932037 0.818200692041522 0.838702207500398 3/22/1999 0.28375 0.851393316932037 0.768870967741936 0.838702207500398 3/29/1999 0.2945 0.851393316932037 0.752372262773723 0.838702207500398 4/5/1999 0.3196875 0.851393316932037 0.792146017699115 0.838702207500398 4/12/1999 0.32775 0.851393316932037 0.839359756097561 0.838702207500398 4/19/1999 0.34575 0.851393316932037 0.815814606741573 0.838702207500398 4/26/1999 0.3745 0.851393316932037 0.890656851642129 0.838702207500398 5/3/1999 0.350625 0.851393316932037 0.781233421750663 0.838702207500398 5/10/1999 0.3595 0.851393316932037 0.815721231766613 0.838702207500398 5/17/1999 0.34875 0.851393316932037 0.816016713091922 0.838702207500398 5/24/1999 0.34325 0.851393316932037 0.854058056872038 0.838702207500398 5/31/1999 0.3423 0.851393316932037 0.853717339667458 0.838702207500398 6/7/1999 0.3390625 0.851393316932037 0.796901231113598 0.838702207500398 6/14/1999 0.3544 0.851393316932037 0.811603053435115 0.838702207500398 6/21/1999 0.36775 0.851393316932037 0.872134387351779 0.838702207500398 6/28/1999 0.3695 0.851393316932037 0.851289083927592 0.838702207500398 7/5/1999 0.3975 0.851393316932037 0.847892331132555 0.838702207500398 7/12/1999 0.43875 0.851393316932037 0.925539929683576 0.838702207500398 7/19/1999 0.451 0.851393316932037 0.926712328767123 0.838702207500398 7/26/1999 0.44375 0.851393316932037 0.908260233918129 0.838702207500398 8/2/1999 0.4555 0.851393316932037 0.935501222493887 0.838702207500398 8/9/1999 0.47225 0.851393316932037 0.932510578279267 0.838702207500398 8/16/1999 0.492 0.851393316932037 0.967415730337079 0.838702207500398 8/23/1999 0.47025 0.851393316932037 0.913951874132346 0.838702207500398 8/30/1999 0.467 0.851393316932037 0.891140390731486 0.838702207500398 9/6/1999 0.48025 0.851393316932037 0.916840909090909 0.838702207500398 9/13/1999 0.48515625 0.851393316932037 0.841658921933086 0.838702207500398 9/20/1999 0.49125 0.851393316932037 0.849074074074074 0.838702207500398 9/27/1999 0.4945 0.851393316932037 0.84392523364486 0.838702207500398 10/4/1999 0.516 0.851393316932037 0.912121212121212 0.838702207500398 10/11/1999 0.5145 0.851393316932037 1.01593794076164 0.838702207500398 10/18/1999 0.5035 0.851393316932037 0.93861517976032 0.838702207500398 10/25/1999 0.51675 0.851393316932037 0.93630284728214 0.838702207500398 11/1/1999 0.51475 0.851393316932037 0.96043980453132 0.838702207500398 11/8/1999 0.50225 0.851393316932037 0.906510528577568 0.838702207500398 11/15/1999 0.5175 0.851393316932037 0.864902506963788 0.838702207500398 11/22/1999 0.5488 0.851393316932037 0.825558739255014 0.838702207500398 Date Isobutane (iC4) Historical Average Relationship to WTI Historical Average Relationship 1/5/1998 0.440625 0.886020531844316 1.09569271758437 0.874725737271131 0 1/12/1998 0.42575 0.886020531844316 1.08570127504554 0.874725737271131 1/19/1998 0.39025 0.886020531844316 0.992761962447002 0.874725737271131 1/26/1998 0.39 0.886020531844316 0.973840665873959 0.874725737271131 2/2/1998 0.38525 0.886020531844316 0.94900293255132 0.874725737271131 2/9/1998 0.3665 0.886020531844316 0.925616355983163 0.874725737271131 2/16/1998 0.3575 0.886020531844316 0.937265917602996 0.874725737271131 2/23/1998 0.3622 0.886020531844316 1.00213438735178 0.874725737271131 3/2/1998 0.355 0.886020531844316 0.966299416720674 0.874725737271131 3/9/1998 0.33475 0.886020531844316 0.972975778546713 0.874725737271131 3/16/1998 0.3065 0.886020531844316 0.960671641791045 0.874725737271131 3/23/1998 0.307 0.886020531844316 0.790073529411765 0.874725737271131 3/30/1998 0.3415 0.886020531844316 0.879938650306748 0.874725737271131 4/6/1998 0.34875 0.886020531844316 0.943174500965873 0.874725737271131 4/13/1998 0.33656 0.886020531844316 0.917890909090909 0.874725737271131 4/20/1998 0.33875 0.886020531844316 0.919089147286822 0.874725737271131 4/27/1998 0.34375 0.886020531844316 0.9375 0.874725737271131 5/4/1998 0.33425 0.886020531844316 0.874672897196262 0.874725737271131 5/11/1998 0.33075 0.886020531844316 0.913313609467456 0.874725737271131 5/18/1998 0.32625 0.886020531844316 0.971808510638298 0.874725737271131 5/25/1998 0.3185 0.886020531844316 0.917489711934156 0.874725737271131 6/1/1998 0.314375 0.886020531844316 0.880837224816544 0.874725737271131 6/8/1998 0.30775 0.886020531844316 0.886522633744856 0.874725737271131 6/15/1998 0.29425 0.886020531844316 1.06447028423773 0.874725737271131 6/22/1998 0.2845 0.886020531844316 0.885111111111111 0.874725737271131 6/29/1998 0.2835 0.886020531844316 0.841484098939929 0.874725737271131 7/6/1998 0.284275 0.886020531844316 0.852825 0.874725737271131 7/13/1998 0.28975 0.886020531844316 0.872991391678623 0.874725737271131 7/20/1998 0.317 0.886020531844316 0.995067264573991 0.874725737271131 7/27/1998 0.33175 0.886020531844316 0.976419060967064 0.874725737271131 8/3/1998 0.3265 0.886020531844316 0.996584302325581 0.874725737271131 8/10/1998 0.3225 0.886020531844316 1.03475935828877 0.874725737271131 8/17/1998 0.3115 0.886020531844316 0.987396226415094 0.874725737271131 8/24/1998 0.30825 0.886020531844316 0.959 0.874725737271131 8/31/1998 0.309 0.886020531844316 0.969955156950673 0.874725737271131 9/7/1998 0.302 0.886020531844316 0.867578659370725 0.874725737271131 9/14/1998 0.3009 0.886020531844316 0.873983402489627 0.874725737271131 9/21/1998 0.30375 0.886020531844316 0.819890745501285 0.874725737271131 9/28/1998 0.3005 0.886020531844316 0.805424377791959 0.874725737271131 10/5/1998 0.30025 0.886020531844316 0.817271548930654 0.874725737271131 10/12/1998 0.3035 0.886020531844316 0.880317679558011 0.874725737271131 10/19/1998 0.30475 0.886020531844316 0.957329842931937 0.874725737271131 10/26/1998 0.30875 0.886020531844316 0.909361851332398 0.874725737271131 11/2/1998 0.31375 0.886020531844316 0.915104166666667 0.874725737271131 11/9/1998 0.313 0.886020531844316 0.979582712369598 0.874725737271131 11/16/1998 0.31375 0.886020531844316 1.02548638132296 0.874725737271131 11/23/1998 0.3025 0.886020531844316 1.06854499579479 0.874725737271131 11/30/1998 0.2971 0.886020531844316 1.10818827708703 0.874725737271131 12/7/1998 0.2575 0.886020531844316 0.939617723718506 0.874725737271131 12/14/1998 0.255 0.886020531844316 0.945278022947926 0.874725737271131 12/21/1998 0.258 0.886020531844316 1.0005540166205 0.874725737271131 12/28/1998 0.255 0.886020531844316 0.931304347826087 0.874725737271131 1/4/1999 0.255625 0.886020531844316 0.867225363489499 0.874725737271131 1/11/1999 0.26975 0.886020531844316 0.84109131403118 0.874725737271131 1/18/1999 0.27275 0.886020531844316 0.94439406430338 0.874725737271131 1/25/1999 0.28375 0.886020531844316 0.967329545454545 0.874725737271131 2/1/1999 0.292 0.886020531844316 0.990630048465266 0.874725737271131 2/8/1999 0.29575 0.886020531844316 1.06439588688946 0.874725737271131 2/15/1999 0.29075 0.886020531844316 1.02703952901598 0.874725737271131 2/22/1999 0.2953125 0.886020531844316 1.03705058528428 0.874725737271131 3/1/1999 0.29225 0.886020531844316 1.00281862745098 0.874725737271131 3/8/1999 0.289625 0.886020531844316 0.892461482024945 0.874725737271131 3/15/1999 0.296125 0.886020531844316 0.860709342560554 0.874725737271131 3/22/1999 0.3035 0.886020531844316 0.822387096774194 0.874725737271131 3/29/1999 0.3245 0.886020531844316 0.829014598540146 0.874725737271131 4/5/1999 0.3415625 0.886020531844316 0.846349557522124 0.874725737271131 4/12/1999 0.36125 0.886020531844316 0.92515243902439 0.874725737271131 4/19/1999 0.36825 0.886020531844316 0.868904494382023 0.874725737271131 4/26/1999 0.395 0.886020531844316 0.939411098527746 0.874725737271131 5/3/1999 0.3795 0.886020531844316 0.845570291777188 0.874725737271131 5/10/1999 0.3895 0.886020531844316 0.883792544570502 0.874725737271131 5/17/1999 0.389 0.886020531844316 0.910194986072423 0.874725737271131 5/24/1999 0.382 0.886020531844316 0.950473933649289 0.874725737271131 5/31/1999 0.3739 0.886020531844316 0.932529691211402 0.874725737271131 6/7/1999 0.36375 0.886020531844316 0.854924454392837 0.874725737271131 6/14/1999 0.364 0.886020531844316 0.833587786259542 0.874725737271131 6/21/1999 0.372 0.886020531844316 0.882213438735178 0.874725737271131 6/28/1999 0.3705 0.886020531844316 0.853592978606692 0.874725737271131 7/5/1999 0.38775 0.886020531844316 0.827094972067039 0.874725737271131 7/12/1999 0.42125 0.886020531844316 0.888623807132094 0.874725737271131 7/19/1999 0.43425 0.886020531844316 0.892294520547945 0.874725737271131 7/26/1999 0.424 0.886020531844316 0.867836257309942 0.874725737271131 8/2/1999 0.42975 0.886020531844316 0.882616136919316 0.874725737271131 8/9/1999 0.445 0.886020531844316 0.878702397743301 0.874725737271131 8/16/1999 0.4735 0.886020531844316 0.931039325842697 0.874725737271131 8/23/1999 0.471 0.886020531844316 0.915409532623785 0.874725737271131 8/30/1999 0.4705 0.886020531844316 0.897819173103135 0.874725737271131 9/6/1999 0.478 0.886020531844316 0.912545454545455 0.874725737271131 9/13/1999 0.4834375 0.886020531844316 0.838677199504337 0.874725737271131 9/20/1999 0.4885 0.886020531844316 0.844320987654321 0.874725737271131 9/27/1999 0.48925 0.886020531844316 0.834965461194636 0.874725737271131 10/4/1999 0.51225 0.886020531844316 0.905492424242424 0.874725737271131 10/11/1999 0.5155 0.886020531844316 1.0179125528914 0.874725737271131 10/18/1999 0.5045 0.886020531844316 0.940479360852197 0.874725737271131 10/25/1999 0.515 0.886020531844316 0.933132010353753 0.874725737271131 11/1/1999 0.51425 0.886020531844316 0.959506885828521 0.874725737271131 11/8/1999 0.503 0.886020531844316 0.90786420283627 0.874725737271131 11/15/1999 0.51575 0.886020531844316 0.861977715877437 0.874725737271131 11/22/1999 0.539 0.886020531844316 0.810816618911175 0.874725737271131 Date Propane (C3) Historical Average Relationship to WTI Historical Average Relationship 1/5/1998 0.3319 0.718115415284535 0.825328596802842 0.707691299744708 0 1/12/1998 0.312 0.718115415284535 0.795628415300547 0.707691299744708 1/19/1998 0.29525 0.718115415284535 0.751090248334343 0.707691299744708 1/26/1998 0.2871875 0.718115415284535 0.717115041617122 0.707691299744708 2/2/1998 0.29975 0.718115415284535 0.738387096774194 0.707691299744708 2/9/1998 0.30425 0.718115415284535 0.768400481058328 0.707691299744708 2/16/1998 0.303 0.718115415284535 0.79438202247191 0.707691299744708 2/23/1998 0.3006 0.718115415284535 0.831699604743083 0.707691299744708 3/2/1998 0.2855 0.718115415284535 0.777122488658458 0.707691299744708 3/9/1998 0.2765 0.718115415284535 0.803667820069204 0.707691299744708 3/16/1998 0.26 0.718115415284535 0.814925373134328 0.707691299744708 3/23/1998 0.25925 0.718115415284535 0.6671875 0.707691299744708 3/30/1998 0.294 0.718115415284535 0.757546012269939 0.707691299744708 4/6/1998 0.296875 0.718115415284535 0.802881519639408 0.707691299744708 4/13/1998 0.28875 0.718115415284535 0.7875 0.707691299744708 4/20/1998 0.292 0.718115415284535 0.792248062015504 0.707691299744708 4/27/1998 0.2985 0.718115415284535 0.814090909090909 0.707691299744708 5/4/1998 0.29025 0.718115415284535 0.759532710280374 0.707691299744708 5/11/1998 0.28575 0.718115415284535 0.78905325443787 0.707691299744708 5/18/1998 0.27675 0.718115415284535 0.82436170212766 0.707691299744708 5/25/1998 0.2675 0.718115415284535 0.770576131687243 0.707691299744708 6/1/1998 0.2590625 0.718115415284535 0.725858905937291 0.707691299744708 6/8/1998 0.25775 0.718115415284535 0.742489711934156 0.707691299744708 6/15/1998 0.24225 0.718115415284535 0.876356589147287 0.707691299744708 6/22/1998 0.23525 0.718115415284535 0.731888888888889 0.707691299744708 6/29/1998 0.241 0.718115415284535 0.715335689045936 0.707691299744708 7/6/1998 0.24625 0.718115415284535 0.73875 0.707691299744708 7/13/1998 0.2395 0.718115415284535 0.721592539454806 0.707691299744708 7/20/1998 0.246 0.718115415284535 0.77219730941704 0.707691299744708 7/27/1998 0.24925 0.718115415284535 0.733601962158374 0.707691299744708 8/3/1998 0.2465 0.718115415284535 0.752398255813953 0.707691299744708 8/10/1998 0.2438 0.718115415284535 0.782245989304813 0.707691299744708 8/17/1998 0.2405 0.718115415284535 0.762339622641509 0.707691299744708 8/24/1998 0.24175 0.718115415284535 0.752111111111111 0.707691299744708 8/31/1998 0.24 0.718115415284535 0.753363228699552 0.707691299744708 9/7/1998 0.2345 0.718115415284535 0.673666210670315 0.707691299744708 9/14/1998 0.2381 0.718115415284535 0.691576763485477 0.707691299744708 9/21/1998 0.25475 0.718115415284535 0.68762853470437 0.707691299744708 9/28/1998 0.26 0.718115415284535 0.696873005743459 0.707691299744708 10/5/1998 0.25475 0.718115415284535 0.693421905379132 0.707691299744708 10/12/1998 0.2555 0.718115415284535 0.741091160220994 0.707691299744708 10/19/1998 0.255 0.718115415284535 0.801047120418848 0.707691299744708 10/26/1998 0.25775 0.718115415284535 0.759151472650771 0.707691299744708 11/2/1998 0.2595 0.718115415284535 0.756875 0.707691299744708 11/9/1998 0.25725 0.718115415284535 0.805104321907601 0.707691299744708 11/16/1998 0.2565 0.718115415284535 0.838365758754864 0.707691299744708 11/23/1998 0.24375 0.718115415284535 0.861017661900757 0.707691299744708 11/30/1998 0.2317 0.718115415284535 0.864245115452931 0.707691299744708 12/7/1998 0.207 0.718115415284535 0.755343179843614 0.707691299744708 12/14/1998 0.20925 0.718115415284535 0.775684024713151 0.707691299744708 12/21/1998 0.21275 0.718115415284535 0.825069252077562 0.707691299744708 12/28/1998 0.2090625 0.718115415284535 0.763532608695652 0.707691299744708 1/4/1999 0.205625 0.718115415284535 0.697596930533118 0.707691299744708 1/11/1999 0.2175 0.718115415284535 0.678173719376392 0.707691299744708 1/18/1999 0.21523 0.718115415284535 0.74523165704864 0.707691299744708 1/25/1999 0.215625 0.718115415284535 0.735085227272727 0.707691299744708 2/1/1999 0.221 0.718115415284535 0.749757673667205 0.707691299744708 2/8/1999 0.223 0.718115415284535 0.802570694087404 0.707691299744708 2/15/1999 0.22375 0.718115415284535 0.790370058873003 0.707691299744708 2/22/1999 0.223125 0.718115415284535 0.783549331103679 0.707691299744708 3/1/1999 0.2255 0.718115415284535 0.773774509803922 0.707691299744708 3/8/1999 0.22375 0.718115415284535 0.68947175348496 0.707691299744708 3/15/1999 0.23425 0.718115415284535 0.680865051903114 0.707691299744708 3/22/1999 0.24525 0.718115415284535 0.664548387096774 0.707691299744708 3/29/1999 0.2505 0.718115415284535 0.639963503649635 0.707691299744708 4/5/1999 0.2584375 0.718115415284535 0.64037610619469 0.707691299744708 0 4/12/1999 0.2625 0.718115415284535 0.672256097560976 0.707691299744708 4/19/1999 0.28075 0.718115415284535 0.662443820224719 0.707691299744708 4/26/1999 0.299 0.718115415284535 0.711098527746319 0.707691299744708 5/3/1999 0.2925 0.718115415284535 0.651724137931034 0.707691299744708 5/10/1999 0.29125 0.718115415284535 0.660858995137763 0.707691299744708 5/17/1999 0.2805 0.718115415284535 0.656323119777159 0.707691299744708 5/24/1999 0.27825 0.718115415284535 0.692328199052133 0.707691299744708 5/31/1999 0.2824 0.718115415284535 0.704323040380047 0.707691299744708 6/7/1999 0.284375 0.718115415284535 0.668368774482373 0.707691299744708 6/14/1999 0.3023 0.718115415284535 0.692290076335878 0.707691299744708 6/21/1999 0.316 0.718115415284535 0.749407114624506 0.707691299744708 6/28/1999 0.31775 0.718115415284535 0.732062534284147 0.707691299744708 7/5/1999 0.3395 0.718115415284535 0.724174707973591 0.707691299744708 7/12/1999 0.3578125 0.718115415284535 0.754802862882973 0.707691299744708 7/19/1999 0.37475 0.718115415284535 0.770034246575342 0.707691299744708 7/26/1999 0.37525 0.718115415284535 0.768055555555555 0.707691299744708 8/2/1999 0.389 0.718115415284535 0.798924205378973 0.707691299744708 8/9/1999 0.3915 0.718115415284535 0.773060648801128 0.707691299744708 8/16/1999 0.4285 0.718115415284535 0.842556179775281 0.707691299744708 8/23/1999 0.407 0.718115415284535 0.791022674687645 0.707691299744708 8/30/1999 0.3965 0.718115415284535 0.756610631531122 0.707691299744708 9/6/1999 0.408 0.718115415284535 0.778909090909091 0.707691299744708 9/13/1999 0.4190625 0.718115415284535 0.726998141263941 0.707691299744708 9/20/1999 0.439 0.718115415284535 0.758765432098765 0.707691299744708 9/27/1999 0.4395 0.718115415284535 0.750060950832995 0.707691299744708 10/4/1999 0.44525 0.718115415284535 0.787058080808081 0.707691299744708 10/11/1999 0.45225 0.718115415284535 0.893018335684062 0.707691299744708 10/18/1999 0.458 0.718115415284535 0.853794940079893 0.707691299744708 10/25/1999 0.46075 0.718115415284535 0.834836065573771 0.707691299744708 11/1/1999 0.44275 0.718115415284535 0.826099511328298 0.707691299744708 11/8/1999 0.422 0.718115415284535 0.761667382896433 0.707691299744708 11/15/1999 0.431 0.718115415284535 0.72033426183844 0.707691299744708 11/22/1999 0.444 0.718115415284535 0.667908309455587 0.707691299744708 Date Ethane (C2) Historical Average Relationship to WTI Historical Average Relationship 35800 0.2097 0.469298070306175 0.52145648312611 0.473278557439212 0 1/12/1998 0.20575 0.469298070306175 0.524681238615665 0.473278557439212 1/19/1998 0.20325 0.469298070306175 0.517050272562084 0.473278557439212 1/26/1998 0.204375 0.469298070306175 0.510329964328181 0.473278557439212 2/2/1998 0.21125 0.469298070306175 0.520381231671554 0.473278557439212 2/9/1998 0.21025 0.469298070306175 0.530998196031269 0.473278557439212 2/16/1998 0.20575 0.469298070306175 0.539419475655431 0.473278557439212 2/23/1998 0.2084 0.469298070306175 0.576600790513834 0.473278557439212 3/2/1998 0.20875 0.469298070306175 0.568211276733636 0.473278557439212 3/9/1998 0.21075 0.469298070306175 0.612560553633218 0.473278557439212 3/16/1998 0.205 0.469298070306175 0.642537313432836 0.473278557439212 3/23/1998 0.211 0.469298070306175 0.543014705882353 0.473278557439212 3/30/1998 0.21875 0.469298070306175 0.563650306748466 0.473278557439212 4/6/1998 0.2175 0.469298070306175 0.588216355441082 0.473278557439212 4/13/1998 0.23218 0.469298070306175 0.633218181818182 0.473278557439212 4/20/1998 0.23875 0.469298070306175 0.647771317829457 0.473278557439212 4/27/1998 0.24175 0.469298070306175 0.659318181818182 0.473278557439212 5/4/1998 0.21175 0.469298070306175 0.55411214953271 0.473278557439212 5/11/1998 0.201 0.469298070306175 0.555029585798817 0.473278557439212 5/18/1998 0.198 0.469298070306175 0.589787234042553 0.473278557439212 5/25/1998 0.19475 0.469298070306175 0.561008230452675 0.473278557439212 6/1/1998 0.178125 0.469298070306175 0.499082721814543 0.473278557439212 6/8/1998 0.1725 0.469298070306175 0.496913580246914 0.473278557439212 6/15/1998 0.16625 0.469298070306175 0.601421188630491 0.473278557439212 6/22/1998 0.16925 0.469298070306175 0.526555555555556 0.473278557439212 6/29/1998 0.18375 0.469298070306175 0.545406360424028 0.473278557439212 7/6/1998 0.1946875 0.469298070306175 0.5840625 0.473278557439212 7/13/1998 0.1975 0.469298070306175 0.595050215208034 0.473278557439212 7/20/1998 0.20225 0.469298070306175 0.634865470852018 0.473278557439212 7/27/1998 0.19575 0.469298070306175 0.576138752627891 0.473278557439212 8/3/1998 0.1855 0.469298070306175 0.566206395348837 0.473278557439212 8/10/1998 0.181 0.469298070306175 0.580748663101604 0.473278557439212 8/17/1998 0.18225 0.469298070306175 0.577698113207547 0.473278557439212 8/24/1998 0.18225 0.469298070306175 0.567 0.473278557439212 8/31/1998 0.16975 0.469298070306175 0.532847533632287 0.473278557439212 9/7/1998 0.15375 0.469298070306175 0.441689466484268 0.473278557439212 9/14/1998 0.1572 0.469298070306175 0.456597510373444 0.473278557439212 9/21/1998 0.167 0.469298070306175 0.450771208226221 0.473278557439212 9/28/1998 0.1665 0.469298070306175 0.446266751754946 0.473278557439212 10/5/1998 0.159 0.469298070306175 0.432793259883344 0.473278557439212 10/12/1998 0.1655 0.469298070306175 0.480041436464088 0.473278557439212 10/19/1998 0.165 0.469298070306175 0.518324607329843 0.473278557439212 10/26/1998 0.16875 0.469298070306175 0.497019635343619 0.473278557439212 11/2/1998 0.1755 0.469298070306175 0.511875 0.473278557439212 11/9/1998 0.1825 0.469298070306175 0.571162444113264 0.473278557439212 11/16/1998 0.18375 0.469298070306175 0.600583657587549 0.473278557439212 11/23/1998 0.175 0.469298070306175 0.618166526492851 0.473278557439212 11/30/1998 0.1717 0.469298070306175 0.64044404973357 0.473278557439212 12/7/1998 0.14925 0.469298070306175 0.544613379669852 0.473278557439212 12/14/1998 0.15175 0.469298070306175 0.562533097969991 0.473278557439212 12/21/1998 0.1635 0.469298070306175 0.634072022160665 0.473278557439212 12/28/1998 0.1640625 0.469298070306175 0.599184782608696 0.473278557439212 1/4/1999 0.1615625 0.469298070306175 0.548111873990307 0.473278557439212 1/11/1999 0.17387 0.469298070306175 0.542133630289532 0.473278557439212 1/18/1999 0.16925 0.469298070306175 0.586026380873866 0.473278557439212 1/25/1999 0.1696875 0.469298070306175 0.578480113636364 0.473278557439212 2/1/1999 0.17525 0.469298070306175 0.594547657512116 0.473278557439212 2/8/1999 0.18125 0.469298070306175 0.652313624678663 0.473278557439212 2/15/1999 0.184125 0.469298070306175 0.650399495374264 0.473278557439212 2/22/1999 0.1878125 0.469298070306175 0.659542224080268 0.473278557439212 3/1/1999 0.19 0.469298070306175 0.651960784313726 0.473278557439212 3/8/1999 0.1935 0.469298070306175 0.596258253851798 0.473278557439212 3/15/1999 0.19625 0.469298070306175 0.570415224913495 0.473278557439212 3/22/1999 0.197 0.469298070306175 0.533806451612903 0.473278557439212 3/29/1999 0.20275 0.469298070306175 0.517974452554745 0.473278557439212 4/5/1999 0.2059375 0.469298070306175 0.510287610619469 0.473278557439212 0 4/12/1999 0.23475 0.469298070306175 0.601189024390244 0.473278557439212 4/19/1999 0.28175 0.469298070306175 0.664803370786517 0.473278557439212 4/26/1999 0.3055 0.469298070306175 0.726557191392978 0.473278557439212 5/3/1999 0.28325 0.469298070306175 0.631114058355438 0.473278557439212 5/10/1999 0.28625 0.469298070306175 0.649513776337115 0.473278557439212 5/17/1999 0.278 0.469298070306175 0.650473537604457 0.473278557439212 5/24/1999 0.27675 0.469298070306175 0.688595971563981 0.473278557439212 5/31/1999 0.2733 0.469298070306175 0.681627078384798 0.473278557439212 6/7/1999 0.2625 0.469298070306175 0.616955791829882 0.473278557439212 6/14/1999 0.2725 0.469298070306175 0.624045801526718 0.473278557439212 6/21/1999 0.27675 0.469298070306175 0.656324110671937 0.473278557439212 6/28/1999 0.26175 0.469298070306175 0.603044432254525 0.473278557439212 7/5/1999 0.26575 0.469298070306175 0.566861350939563 0.473278557439212 7/12/1999 0.2775 0.469298070306175 0.585384229030638 0.473278557439212 7/19/1999 0.28925 0.469298070306175 0.594349315068493 0.473278557439212 7/26/1999 0.29325 0.469298070306175 0.600219298245614 0.473278557439212 8/2/1999 0.3045 0.469298070306175 0.625378973105134 0.473278557439212 8/9/1999 0.33725 0.469298070306175 0.665937940761636 0.473278557439212 8/16/1999 0.394 0.469298070306175 0.774719101123595 0.473278557439212 8/23/1999 0.368 0.469298070306175 0.715224433132809 0.473278557439212 8/30/1999 0.37175 0.469298070306175 0.709382099045888 0.473278557439212 9/6/1999 0.3605 0.469298070306175 0.688227272727273 0.473278557439212 9/13/1999 0.35375 0.469298070306175 0.613692688971499 0.473278557439212 9/20/1999 0.3565 0.469298070306175 0.616172839506173 0.473278557439212 9/27/1999 0.3365 0.469298070306175 0.574278748476229 0.473278557439212 10/4/1999 0.34075 0.469298070306175 0.602335858585859 0.473278557439212 10/11/1999 0.35025 0.469298070306175 0.691607898448519 0.473278557439212 10/18/1999 0.34975 0.469298070306175 0.651997336884155 0.473278557439212 10/25/1999 0.35075 0.469298070306175 0.635526315789474 0.473278557439212 11/1/1999 0.341 0.469298070306175 0.636250555308752 0.473278557439212 11/8/1999 0.3249 0.469298070306175 0.586411688869789 0.473278557439212 11/15/1999 0.3255 0.469298070306175 0.544011142061281 0.473278557439212 11/22/1999 0.3331 0.469298070306175 0.501081661891117 0.473278557439212 Liquids Prices Close to 10-Year Historical Averages; Correlations to Crude Have Recovered Commodity Industry Overview NGL Prices Ethane (C2) Propane (C3) Isobutane (iC4) Normal butane (nC4) Natural gasoline (C5+) $0.97 98% $0.65 72% $0.37 34% $0.90 84% $.097 90% ___________________________ Note: Price data as of 2/26/09. $/gal % of WTI $/gal % of WTI $/gal $/gal $/gal % of WTI % of WTI % of WTI Average $0.47 Average 47% Average 71% Average $0.72 Average $0.98 Average 95% Average 84% Average $0.85 Average 87% Average $0.89 C2 Hist. Avg. Rel. to WTI Hist. Avg. Rel. C3 Hist. Avg. Rel. to WTI Hist. Avg. Rel. iC4 Hist. Avg. Rel. to WTI Hist. Avg. Rel. nC4 Hist. Avg. Rel. to WTI Hist. Avg. Rel. C5+ Hist. Avg. Rel. to WTI Hist. Avg. Rel. 17

Slight Recovery, But Still Off 2008 Highs Commodity Industry Overview NGL Frac Spreads Date Frac Spread 2/22/1999 0.97 3/1/1999 0.97 3/8/1999 0.83 3/15/1999 1.06 3/22/1999 1.06 3/29/1999 1.07 4/5/1999 0.98 4/12/1999 1.11 4/19/1999 1.47 4/26/1999 1.62 5/3/1999 1.41 5/10/1999 1.46 5/17/1999 1.3 5/24/1999 1.43 5/31/1999 1.23 6/7/1999 1.08 6/14/1999 1.31 6/21/1999 1.55 6/28/1999 1.43 7/5/1999 1.56 7/12/1999 1.92 7/19/1999 2.02 7/26/1999 1.7 8/2/1999 1.82 8/9/1999 1.94 8/16/1999 2.53 8/23/1999 1.88 8/30/1999 1.97 9/6/1999 2.36 9/13/1999 2.15 9/20/1999 2.51 9/27/1999 2.27 10/4/1999 2.37 10/11/1999 2.24 10/18/1999 2.15 10/25/1999 2.09 11/1/1999 2.06 11/8/1999 2.11 11/15/1999 2.33 11/22/1999 2.82 11/29/1999 2.74 12/6/1999 2.56 12/13/1999 2.1 12/20/1999 1.81 12/27/1999 2.12 1/3/2000 2.17 1/10/2000 2.34 1/17/2000 2.71 1/24/2000 3.46 1/31/2000 3.69 2/7/2000 3.47 2/14/2000 3.91 2/21/2000 4.15 2/28/2000 3.6 3/6/2000 3.57 3/13/2000 3.77 3/20/2000 3.2 3/27/2000 2.34 4/3/2000 2.27 4/10/2000 2.09 4/17/2000 1.75 4/24/2000 1.71 5/1/2000 1.51 5/8/2000 1.61 5/15/2000 1.75 5/22/2000 1.8 5/29/2000 1.34 6/5/2000 1.62 6/12/2000 1.83 6/19/2000 2.08 6/26/2000 1.44 7/3/2000 1.69 7/10/2000 1.85 7/17/2000 1.92 7/24/2000 2.08 7/31/2000 1.83 8/7/2000 1.3 8/14/2000 1.38 8/21/2000 1.23 8/28/2000 1.53 9/4/2000 1.58 9/11/2000 1.8 9/18/2000 1.5 9/25/2000 1.47 10/2/2000 1.25 10/9/2000 1.47 10/16/2000 1.51 10/23/2000 1.58 10/30/2000 2.06 11/6/2000 1.56 11/13/2000 0.76 11/20/2000 0.59 11/27/2000 0.65 12/4/2000 -0.36 12/11/2000 -1.68 12/18/2000 -0.71 12/25/2000 -0.93 1/1/2001 -0.8 1/8/2001 -1.27 10-Year Historical Frac Spreads 18

Date WTI HHUB 3/14/2008 1 1 3/17/2008 0.974738596 0.958896652 3/18/2008 0.924784831 0.992831866 3/19/2008 0.925638394 0.948008348 3/20/2008 0.868287082 0.932673986 3/24/2008 0.913536088 0.916976681 3/25/2008 0.943116115 0.917521096 3/26/2008 0.940077837 0.960892841 3/27/2008 0.944650496 0.976136467 3/28/2008 0.951895621 0.958352237 3/31/2008 1.001818902 0.921694946 4/1/2008 1.008047881 0.916250794 4/2/2008 0.974962149 0.951184103 4/3/2008 0.983680686 0.942110516 4/4/2008 0.950950605 0.963887125 4/7/2008 0.963205333 0.989837583 4/8/2008 0.994279095 0.984484167 4/9/2008 1.0042983 1.005988567 4/10/2008 1.034701405 0.999092641 4/11/2008 1.022802329 0.999364849 4/14/2008 1.01913404 1.01406406 4/15/2008 1.032608143 1.032483441 4/16/2008 1.027192082 1.04282733 4/17/2008 1.043419943 1.042192179 4/18/2008 1.024235096 1.058796842 4/21/2008 1.066710022 1.065964976 4/22/2008 1.073274329 1.083114055 4/23/2008 1.049405046 1.083386263 4/24/2008 1.074849356 1.063515108 4/25/2008 1.089329445 1.086108339 4/28/2008 1.112345165 1.077488431 4/29/2008 1.111207081 1.04917884 4/30/2008 1.098180081 1.029489157 5/1/2008 1.083242727 1.020959985 5/2/2008 1.053632216 1.055439615 5/5/2008 1.094664214 1.088558207 5/6/2008 1.126622024 1.105525814 5/7/2008 1.12597169 1.120860176 5/8/2008 1.151233094 1.12231195 5/9/2008 1.14739206 1.142908992 5/12/2008 1.156832061 1.127211687 5/13/2008 1.135868958 1.141457218 5/14/2008 1.170072451 1.127120951 5/15/2008 1.159118391 1.126213592 5/16/2008 1.149190639 1.145903276 5/19/2008 1.127506071 1.152799202 5/20/2008 1.112182581 1.171127847 5/21/2008 1.158244505 1.202885401 5/22/2008 1.176342076 1.181471736 5/23/2008 1.175356413 1.193993286 5/27/2008 1.204154007 1.169131658 5/28/2008 1.178841796 1.188912077 5/29/2008 1.199642316 1.148897559 5/30/2008 1.161831503 1.155521278 6/2/2008 1.199540702 1.159241448 6/3/2008 1.247289429 1.127937574 6/4/2008 1.236640213 1.109699664 6/5/2008 1.269126419 1.159513656 6/6/2008 1.291440997 1.257054714 6/9/2008 1.291949071 1.219036385 6/10/2008 1.292243753 1.191452681 6/11/2008 1.268902867 1.237455766 6/12/2008 1.271118066 1.240722258 6/13/2008 1.270864029 1.223663914 6/16/2008 1.293767973 1.221395518 6/17/2008 1.307394499 1.215951366 6/18/2008 1.314223004 1.240177842 6/19/2008 1.329648108 1.197078305 6/20/2008 1.296481084 1.221486254 6/23/2008 1.312647976 1.234007803 6/24/2008 1.316844662 1.237637238 6/25/2008 1.296186402 1.216132837 6/26/2008 1.29062808 1.267035659 6/27/2008 1.331304427 1.272207604 6/30/2008 1.340470069 1.27030215 7/1/2008 1.349462967 1.27910353 7/2/2008 1.352501245 1.302694855 7/3/2008 1.320909248 1.318301425 7/7/2008 1.316438203 1.282732964 7/8/2008 1.266728313 1.234370747 7/9/2008 1.22905976 1.234461483 7/10/2008 1.202253813 1.285273569 7/11/2008 1.234496144 1.316395971 7/14/2008 1.176728211 1.31730333 7/15/2008 1.19751857 1.258869431 7/16/2008 1.132749388 1.221304782 7/17/2008 1.161455528 1.173124036 7/18/2008 1.071363974 1.169403865 7/21/2008 1.075103393 1.189002813 7/22/2008 1.032120393 1.16096543 7/23/2008 1.004613305 1.121858271 7/24/2008 0.985306521 1.131839216 7/25/2008 0.949334932 1.111151438 7/28/2008 0.941215921 1.13174848 7/29/2008 0.931593013 1.10870157 7/30/2008 0.915873226 1.150258597 7/31/2008 0.940616395 1.125850649 8/1/2008 0.9194399 1.135105707 8/4/2008 0.934732906 1.101624172 Commodity Industry Overview Commodity Market Update Commodity Price Performance Price Forecasts(1) Production Decline (59%) (59%) Weak commodity price environment has adversely impacted oil and gas production economics, making many basins uneconomical to drill As rigs continue to be laid down, producers have further curtailed capital expenditure plans for 2009 and 2010 Rig count expected to fall further before bottoming out Expect reduced drilling activity and subsequent supply decrease to help commodity prices rebound in 2010 Supported by research analyst estimates and current strip pricing (however, strip prices remain significantly below Wall Street research) ___________________________ Price estimates as of 2/26/09. Source: Barclays Capital. Basket weighting reflects 43% ethane, 28% propane, 10% n-Butane, 8% iso-Butane and 13% natural gasoline. Dramatic commodity price pull-back during the credit crunch and recession 2/26/09 19

Midstream Market Overview

Supply of quality opportunities continues to be extremely scarce Opportunities with commodity exposure and / or questionable volume growth are being significantly discounted Dramatic shift over the past 12 months Strategic buyers focused on liquidity and organic growth Financial buyers are actively looking....but unsure if we've hit a bottom Debt and equity markets were essentially closed in late 2008 Starting to re-open for select, high quality issuers Financially costs have increased by 300 ? 500+ bps Much less tolerance for leverage Significant decreases across all products ? crude, natural gas, NGLs and refined products Rig counts declining; industrial demand is off Relationships among products (crude/gas; NGLs/crude; NGLs/gas) starting to normalize...but at much lower absolute levels Buyer Universe Financing Markets Commodity Prices Opportunity Set Recent Midstream M&A Trends A confluence of factors has led to a dramatic slow down in the midstream M&A market Midstream Market Overview 20

Now 2007 Primary Buyers (Transaction Multiples) 70 100 Now 2007 Midstream Leverage 50 100 Energy HY Index 184.9 100 From 2007 Peaks, the Markets and M&A Environment Have Changed Drastically Midstream Market- Then vs. Now ___________________________ Note: Data as of 2/26/09. Assumes a 50% debt to capitalization ratio and a tax rate of zero. Broad Markets Commodity Prices MLP Markets Leverage Markets M&A Market MLPs Private Equity Now 2007 Mount Belvieu Composite (cpg) 52.6 100 Ethane (cpg) 47.3 100 Henry Hub ($/MMBtu) 63.5 100 WTI ($/Bbl) 64 100 Now 2007 WACC (1) 166.3 100 Cost of Equity 184.5 100 Cost of Debt (Pre-tax) 142.9 100 Midstream Yields 216.9 100 Now 2007 AMZ 56.7 100 10-Year Treasury 59.1 100 S&P 500 50.1 100 DJIA 53.6 100 Midstream Market Overview 14.3% 21

-0.9036 -0.8564 G&P -0.6948 Marine Transportation -0.5847 E&P -0.5169 General Partners -0.4736 Coal -0.3611 Diversified -0.3222 Regulated Pipelines -0.3025 Propane -0.2466 Refined Products -0.2454 Midstream Valuations Have Come Under Pressure Midstream Market Overview MLP Performance by Sub-sector Since 12/31/07 Broad Market, Energy and MLP Performance Since 12/31/07 ___________________________ Note: Data as of 2/26/09. G&P index includes APL, CPNO, XTEX, DPM, EXLP, HLND, MWE, MMLP, KGS, RGNC, NGLS, WES and WPZ. Marine Transportation index includes CPLP, NMM, OSP, TGP, TOO and USS. E&P index includes ATN, BBEP, CEP, ENP, EVEP, LGCY, LINE, PSE, QELP and VNR. General Partners index includes AHGP, AHD, BGH, XTXI, ETE, EPE, HPGP, NRGP, MGG, NSH and PVG. Coal index includes ARLP, NRP and PVR. Diversified index includes KMP, ETP, EPD and OKS. Regulated Pipelines index includes BWP, EPB, SEP, TCLP and WMZ. Propane index includes APU, FGP, NRGY and SPH. Refined Products index includes BPL, GLP, HEP, MMP, NS, SXL, TPP and TLP. Midstream C-Corp index includes ENB, SUG, TRP and OKE. (38%) (49%) (44%) (59%) (46%) Marine Transportation (2) E&P (3) General Partners (4) HPGP Refined Products (9) Coal (5) Propane (8) Regulated Pipelines (7) Diversified (6) (86%) (90%) HLND G&P (1) 22

Series 1 Series 3 Series 4 Series 5 Series 6 Series 7 Series 8 2006 NA 269 3691 2876 1027 1333 303 2007 7123 2008 1866.6 Dislocations Have Contributed to Limited M&A Activity Midstream MLP M&A E&P MLP M&A Propane MLP M&A Other MLP M&A Series 1 Series 3 Series 4 Series 5 Series 6 Series 7 Series 8 2006 12169 269 3691 2876 1027 1333 303 2007 9962 2008 4323 36 38 26 # of Deals NA 30 17 # of Deals Series 1 Series 3 Series 4 Series 5 Series 6 Series 7 Series 8 2006 867 269 3691 2876 1027 1333 303 2007 5166 2008 1879 13 26 12 # of Deals Series 1 Series 3 Series 4 Series 5 Series 6 Series 7 Series 8 2006 550 269 3691 2876 1027 1333 303 2007 NA 2008 53 10 13 4 # of Deals ___________________________ Source: Wall Street Equity Research, Company information. NA NA Drop-down M&A Represented 47% ($3.8 Billion) of Total 2008 M&A Activity Midstream Market Overview 23

Commodity Price Decline and Credit Crunch Have Pressured Deals; Seller Expectations Have Not Adjusted to Buyer Valuations Asset Sales are Difficult Date Process Estimated Transaction Size ($mm) Comments Spring / Summer 2008 G&P A, G&P B, G&P C, G&P D NA Several small packages were shopped extensively with sellers unwilling to transact at 6-7x forward EBITDA bids Summer 2008 Compression $500 - $600 Seller chose not to transact @ bids implying 9x projected EBITDA Summer 2008 Compression $800 +/- Process focused on PE players; financing unavailable for attractive returns; business was not MLP-friendly Fall 2008 G&P E $100 +/- One bid received at 6x forward EBITDA based on current commodity prices Fall 2008 G&P F Multiple packages ranging from $400 to $1,000 Bids received were in the 6-7x forward EBITDA range based on current commodity prices Bids for larger packages governed by credit stats Winter 2009 G&P G $150 Area Preliminary bids vs. final bids were significantly different Final bids were in the 3.5x LTM EBITDA area and 6-7x forward EBITDA range Failed Sales Processes Midstream Market Overview 24

PRELIMINARY

Atlas Pipeline Partners, L.P. Recent Events

Midstream Market Overview

Recent Events

- **November 4, 2008**: In conjunction with Q3 earnings, Atlas Pipeline Partners ("APL") announced it was evaluating the potential combination of APL and Atlas Pipeline Holdings, L.P. and other strategic alternatives
  - Alternatives were to include the sale of individual pipelines or processing assets
- APL units were flat on the announcement, but since the announcement, have traded off 86%
- **January 28, 2009**: Announced cash distribution of $0.38 / unit (decrease of ~60% from Q3 2008)
  - Distribution amount is below MQD level of $0.42 / unit
- No subsequent announcement on restructuring; continues to trade at distressed levels

Ownership Structure


Atlas America, Inc.
(NASDAQ: ATLS)
64%
48%
Atlas GP Holdings, LP
(NYSE: AHD)
Atlas Energy Resources, LLC
(NYSE: ATN)
64% LP
2% GP; IDRs
Atlas Pipeline Partners, L.P.
(NYSE: APL)
2%

APL vs. AHD vs. Alerian MLP Index


Indexed Price (%)
120
100
80
60
40
20
0
2/26/2008
5/27/2008
8/27/2008
11/26/2008
2/26/2009
11/4/08: Announced Q3 earnings and the evaluation of potential restructuring alternatives for APL
1/28/08: APL announced a ~60% decrease in quarterly distributions to $0.38 per unit ($1.52 annualized)
6/17/08: APL announced 5.75mm common unit offering at $37.52
6/23/08: APL announced an offering of $250 million of 8.75% senior notes due in 2018
1/15/08: Announced management change: Eugene Dubay named President / CEO
(37%)
(86%)
(95%)
APL
AHD
NYSE Alerian MLP Index

25

Midstream Market Overview Crosstex Energy, L.P Recent Events XTEX vs. XTXI vs. Alerian MLP Index (93%) (89%) (37%) 10/31/08: XTEX announced a decrease in quarterly distributions to $0.50 per unit / $2.00 on an annualized basis (down 21%) 11/17/08: XTEX announced the sale certain assets (primarily a 12.4% interest in the Seminole gas processing plant) for a total of $105 mm. Also completed the amendment of its existing bank facility. 1/29/09: XTEX announced a decrease in quarterly distributions to $0.25 per unit / $1.00 on an annualized basis (MQD level) 2/5/09: Rhys J. Best was elected as Chairman (replaces Barry Davis, who remains President and CEO of XTEX, and Chairman, President and CEO of XTXI) Recent Events Ownership Structure October 31, 2008: XTEX announced 21% decrease in distribution to $0.50 / LP unit ($2.00 annualized) November 17, 2008: XTEX announced the sale of $105mm in assets and bank facility amendments January 29, 2009: XTEX announced a further 50% cut in distribution to MQD level of $0.25 / LP unit ($1.00 annualized) Potential for additional asset sales; trading at distressed levels Crosstex Energy, Inc. (NASDAQ: XTXI) Crosstex Energy, L.P. (NASDAQ: XTEX) 33% LP 2% GP IDRs Public Public 65% LP 83% LP Insider 17% LP 26

PRELIMINARY

Buckeye GP Holdings – Transaction Overview

Midstream Market Overview

Overview of Transaction

- On 10/22/08, Buckeye GP Holdings L.P. (NYSE: BGH) received an unsolicited proposal from BGH GP Holdings, LLC ("BGH GP Holdings") to acquire all of the common units of BGH that are not already owned by BGH GP Holdings for $17.00 per common unit in cash (19.2% premium)
  - BGH owns the general partner interest and related IDRs in Buckeye Partners, L.P. (NYSE: BPL), as well as ~80,000 common units of BPL
- The public owns ~37.1% of BGH, with BGH GP Holdings and senior management of BGH owning the remaining 61.9% and 1.0%, respectively
  - BGH GP Holdings is principally owned by ArcLight Capital Partners, LLC and Kelso & Company
- The Acquirer structured this transaction as a tender offer
  - Principal condition was that the Acquirer receive a majority of the minority
  - If the Acquirer crosses 90% threshold, it would squeeze-out the remaining unitholders via the imbedded limited call right
- On 11/17/08, BGH GP Holdings, LLC announced that it was increasing its offer price by $0.50 to $17.50 (22.5% premium to undisturbed price)
- On 11/19/08 the Special Committee to BGH unanimously determined that the offer was inadequate
- On 11/21/08, BGH GP Holdings, LLC announced that it was terminating the $17.50 tender offer

Implied Multiples at a $17.00 & $17.50 / Unit Purchase Price

	BGH		Median Comps [1]
Price Per Unit	$17.00	$17.50	
Equity Value	$481.1	$495.3	
Unconsolidated Net Debt	14.4	14.4	
Enterprise Value	$495.5	$509.7	
BPL Common Units Held at BGH	0.1	0.1	
Current Market Price of BPL (@10/21/2008)	$37.10	$37.10	
Market Value of Common Units Held	$3.0	$3.0	
Implied Value of G.P. Interest	**$492.6**	**$506.7**	
Implied G.P. Value as a Multiple of:			
Distributable Cash Flow (After G&A) -			
2008E	13.2x	13.6x	9.1x
2009E	10.5x	10.8x	7.2x
Distributions (After G&A) -			
Latest Annualized	13.0x	13.4x	14.0x
2008E	12.7x	13.0x	12.3x
2009E	10.9x	11.2x	10.1x

BGH Unit Price Performance


Indexed Price
110%
100%
90%
80%
70%
60%
50%
40%
30%
(10/22/08)
(11/21/08)
(8%)
(22%)
(44%)
9/1/2008
10/15/2008
11/28/2008
1/12/2009
2/26/2009
Buckeye GP Holdings L.P.
GP HoldCo Peers (2)
Refined Products Peers (3)

Premia Analysis ($17.50)

	Price	%
1 Day Prior (10/21/08)	$14.29	22.5%
Current (2/26/09)	$14.84	17.9%
30-Day Avg.	$14.12	23.9%
YTD Average	$22.48	(22.2%)
One-Year Average	$23.52	(25.6%)
52-Week High	$29.92	(41.5%)
52-Week Low	$9.51	84.0%

1. *Comp median as of 10/21/08.*
2. *GP HoldCo Peers include: AGHP, AHD, XTXI, ETE, EPE, HPGP, NRGP, MGG, NSH, PVG.*
3. *Refined Products Peers include: GLP, HEP, MMP, NS, SXL, TLP.*

BARCLAYS CAPITAL

27

HILAND HOLDINGS GP, LP

MLP Equity Market Overview

Recent MLP Performance MLP Equity Market Overview Recent MLP and Equity Performance Credit Market Deterioration Has Significantly Pressured MLPs Yields Since 2006: MLP Index vs. High Yield Index G&P Index(2): (69.0)% ___________________________ GP Holdco index includes AHGP, AHD, BGH, XTXI, ETE, EPE, HPGP, NRGP, MGG, NSH and PVG. G&P index includes APL, CPNO, XTEX, DPM, EXLP, HLND, MWE, MMLP, KGS, RGNC, NGLS, WES and WPZ. 12/31/06 AMZ: (33.5%) XLE: (28.1)% S&P 500: (46.9)% GP Holdco Index(1): (45.3)% 28

HLND and HPGP Performance Since IPOs MLP Equity Market Overview ___________________________ G&P index includes APL, CPNO, XTEX, DPM, EXLP, HLND, MWE, MMLP, KGS, RGNC, NGLS, WES and WPZ. GP Holdco index includes AHGP, AHD, BGH, XTXI, ETE, EPE, HPGP, NRGP, MGG, NSH and PVG. HPGP: -85.9% GP Holdco Index: -39.4% AHD: -91.7% AMZ: -26.4% XTXI: -92.2% G&P MLPs and Their Respective GP HoldCos Have Been Particularly Hard Hit HLND: -67.7% G&P Index: -48.5% XTEX: -89.6% AMZ: -22.6% APL: -85.6% HLND Performance Since IPO HPGP Performance Since IPO 29

Yields Over Time ___________________________ Diversified includes DEP, EPD, ETP, KMP, OKS and TPP. Crude Oil includes EEP, GEL and PAA. Refined Products includes BPL, HEP, MMP, NS, SXL and TLP. Regulated Pipeline includes BWP, EPB, SEP, TCLP and WMZ. Gathering and Processing includes APL, CPNO, DPM, EXLP, HLND, KGS, MWE, MMLP, NGLS, PVR, RGNC, WES, WPZ and XTEX. General Partners include AHD, AHGP, BGH, XTXI, ETE, EPE, HPGP, NRGP, MGG, NSH and PVG. HLND APL XTEX Diversified (1) Crude Oil (2) Refined Products (3) Regulated Pipeline (4) G&P (5) GP Holdcos (6) HPGP AHD XTXI 12/31/2007 0.0597 0.0849 0.0761 0.0656 0.0646 0.0673 0.054 0.0561 0.0433 0.0336 0.0472 0.0258 9/30/2008 0.095 0.1506 0.138 0.0903 0.0896 0.0929 0.0888 0.1056 0.0786 0.0593 0.0846 0.0609 12/31/2008 0.6862 0.64 0.4577 0.103 0.1485 0.1058 0.0889 0.2169 0.1184 0.5359 0.5397 0.3282 2/26/2009 0.2479 0.2555 0.2865 0.1019 0.1295 0.0916 0.0829 0.2072 0.1047 0.1538 0.1381 0.1532 MLP Equity Market Overview Yields and Cost of Capital Have Increased 68.6% 53.6% 54.0% 32.8% 64.0% 45.8% 28.7% 30

2Q 08 vs. 2Q 07 4Q 08 vs. 4Q 07 2Q 08 vs. 1Q 08 4Q 08 vs. 3Q 08 GP Holdco 0.2857 0.1694 0.2414 0.0577 G&P 0.1743 0.0882 0.1774 0 Midstream 0.1053 0.0698 0.1082 0 Distribution Growth Rates Have Been Reduced MLP Equity Market Overview 4Q 2008 vs. 3Q 2008 Decrease 0 No Increase 0.203 0 to 5% 0.029 5% to 10% 0.174 Greater than 10% 0.594 Year Over Year Quarter Over Quarter 3Q 2008 vs. 2Q 2008 2Q 2008 vs. 1Q 2008 Decrease 0.056 No Increase 0.366 0 to 5% 0.056 5% to 10% 0.254 Greater than 10% 0.268 Decrease 0.114 No Increase 0.514 0 to 5% 0.071 5% to 10% 0.143 Greater than 10% 0.157 Median Distribution Growth Rates Distribution Growth Rates Distribution Increases (Annualized) Distribution growth rates have declined significantly over the last two quarters, amid a challenging financing and commodity environment Gathering and processing MLPs went from having the highest distribution growth rates to among the lowest Investors Have Become Less Focused on Growth; Seeking Safety in Distributions 31

Issuance Has Slowed Significantly Since 2007 Equity Issuance Has Gone "Back to Basics"; Dramatic Decrease From Record 2007 Levels IPOs Marketed Follow-ons Overnight Trades PIPE PIPE - Affiliate 2003 - 3653.46 - 212 - 2004 660.5 4201.82 - 567 - 2005 1534.66 3026.07 428.32 1656.12 - 2006 4040.28 3152.72 86.93 2629.16 1448.4 2007 3351.53 2563.33 2823.57 8599.03 300 2008 881.68 2124.23 1753.99 462.38 1452 2009 - - 802.26 - - Recent Quarterly MLP Equity Financing - By Type of Issuance Monthly MLP Issuance (1) MLP Equity Financings - By Type of Issuance ___________________________ Includes PIPEs. MLP Equity Market Overview IPOs Marketed Follow-ons Overnight Trades PIPE PIPE - Affiliate 1Q06 1766.53 540.22 66.33 179.8 - 2Q06 312.5 903.81 20.6 360 - 3Q06 876.43 583.97 - 545.86 248.4 4Q'06 1084.83 1124.72 - 1543.5 1200 1Q'07 1467.31 - 482.84 767.98 300 2Q'07 253 189.51 1250.41 4315.18 - 3Q'07 650.12 506.83 350.28 3349.92 - 4Q'07 981.1 1866.99 740.04 165.95 - 1Q'08 358 529.2 847.82 145.3 - 2Q'08 523.68 1094.33 405.44 102 - 3Q'08 - 500.7 318.4 215.08 462 4Q'08 - - 182.33 - 990 1Q09 - - 802.26 - - 32

Common MLP equity market is currently open primarily to MLPs with the following characteristics: High quality, diversified asset base Strong balance sheet Minimal commodity exposure Distribution visibility / coverage Larger cap, more liquid MLPs We expect 2009 issuance to be more like 2003 issuance: Primarily retail Mostly follow-on offerings (few, if any, IPOs or PIPEs) Down from the record levels of 2007 ($17.6 billion) and 2008 ($6.7 billion) Gathering and Processing MLPs have been adversely impacted by volatility in commodity prices and production being curtailed, causing investors to be cautious of the space Investors have expressed concern about not being able to accurately project or run stress tests on gathering and processing margins and cash flows Over the long term, investors are questioning whether G&P (along with E&P and Shipping) are suitable for the MLP structure Type of Issuance Gathering and Processing Investor Sentiment Issuer Access New Issue Outlook MLP Equity Market Overview 33

Leveraged Finance Considerations

Date HY Index BB Index B Index CCC Index Energy Index 1/2/2008 9.630839 8.309248 9.268436 12.248821 8.115639 1/3/2008 9.692976 8.365936 9.315768 12.359102 8.183228 1/4/2008 9.795827 8.412273 9.438597 12.524029 8.247102 1/7/2008 9.874866 8.475424 9.514062 12.673152 8.251104 1/8/2008 9.926976 8.499626 9.54886 12.821712 8.256418 1/9/2008 10.103089 8.588369 9.719816 13.193378 8.400557 1/10/2008 10.08167 8.583778 9.698254 13.118083 8.372961 1/11/2008 10.041727 8.527869 9.667366 13.078744 8.315833 1/14/2008 10.030012 8.545462 9.646762 13.088099 8.315933 1/15/2008 10.027759 8.532862 9.629169 13.151134 8.328571 1/16/2008 10.106159 8.590086 9.69874 13.29427 8.3783 1/17/2008 10.186877 8.64081 9.791573 13.390479 8.469006 1/18/2008 10.230341 8.626513 9.876127 13.466928 8.427096 1/22/2008 10.364143 8.622959 10.065628 13.74284 8.626451 1/23/2008 10.393609 8.63104 10.092977 13.844004 8.642942 1/24/2008 10.259983 8.50086 9.996689 13.595626 8.493034 1/25/2008 10.076822 8.363066 9.769122 13.401279 8.399452 1/28/2008 10.10871 8.370527 9.811014 13.468373 8.389164 1/29/2008 10.009706 8.312005 9.666084 13.238187 8.351155 1/30/2008 10.038064 8.341631 9.710326 13.289794 8.336522 1/31/2008 10.044172 8.354786 9.69789 13.338448 8.342618 2/1/2008 10.008718 8.318401 9.673879 13.276059 8.34874 2/4/2008 9.9944 8.302815 9.658282 13.290106 8.358442 2/5/2008 10.051053 8.317689 9.719436 13.412129 8.441827 2/6/2008 10.102561 8.328965 9.778776 13.499411 8.446041 2/7/2008 10.210628 8.422175 9.879007 13.638978 8.513768 2/8/2008 10.296189 8.450779 9.986128 13.789384 8.538175 2/11/2008 10.37699 8.477203 10.06492 13.986888 8.600943 2/12/2008 10.43663 8.525389 10.124652 14.052168 8.61622 2/13/2008 10.424128 8.52246 10.126174 13.974845 8.583897 2/14/2008 10.411041 8.532934 10.079891 13.963316 8.545673 2/15/2008 10.468967 8.603226 10.130649 13.999802 8.554788 2/19/2008 10.515057 8.651706 10.19729 13.979018 8.562774 2/20/2008 10.556988 8.71759 10.266594 13.958804 8.639793 2/21/2008 10.503928 8.669028 10.202068 13.919443 8.591485 2/22/2008 10.503726 8.665332 10.194022 13.942213 8.593836 2/25/2008 10.472408 7.907551 10.525612 13.872436 8.546915 2/26/2008 10.413208 7.887332 10.425692 13.798811 8.471274 2/27/2008 10.398116 7.883464 10.434917 13.716281 8.459967 2/28/2008 10.447095 7.872036 10.531637 13.761389 8.442805 2/29/2008 10.583263 7.885585 10.732137 13.94234 8.449995 3/3/2008 10.611309 7.88423 10.765214 13.96598 8.495846 3/4/2008 10.597774 7.890814 10.803612 14.006953 8.473306 3/5/2008 10.596737 7.900562 10.80615 14.005094 8.4688 3/6/2008 10.626046 7.90322 10.837599 14.069092 8.462871 3/7/2008 10.687556 7.934114 10.911247 14.134023 8.525762 3/10/2008 10.749823 7.958098 11.004951 14.227244 8.5126 3/11/2008 10.837673 8.014554 11.142234 14.245033 8.4867 3/12/2008 10.89383 8.004903 11.248879 14.275899 8.525015 3/13/2008 11.058981 8.099471 11.462154 14.458331 8.564563 3/14/2008 11.04682 8.10773 11.423364 14.468123 8.528427 3/17/2008 11.178458 8.183045 11.578297 14.644162 8.575082 3/18/2008 11.127626 8.19568 11.505586 14.522381 8.556014 3/19/2008 11.007455 8.150878 11.196641 14.654456 8.53119 3/20/2008 11.028936 8.165205 11.384116 15.078894 8.509317 3/24/2008 10.942841 8.159324 11.25253 14.883816 8.483913 3/25/2008 10.816152 8.103651 11.062185 14.76712 8.431223 3/26/2008 10.800206 8.074928 11.103723 14.722718 8.503477 3/27/2008 10.805613 8.091989 11.08593 14.713425 8.455865 3/28/2008 10.790216 8.082755 11.072487 14.708569 8.456512 3/31/2008 10.86348 8.109648 11.207372 14.749906 8.463565 4/1/2008 10.797949 8.090087 11.154907 14.648685 8.42739 4/2/2008 10.692183 8.000837 11.017234 14.369795 8.401255 4/3/2008 10.623602 7.961855 10.909794 14.34586 8.401818 4/4/2008 10.49131 7.884478 10.720639 14.246138 8.318404 4/7/2008 10.376919 7.836874 10.577458 14.057663 8.269462 4/8/2008 10.404276 7.831196 10.620022 14.158641 8.26622 4/9/2008 10.457212 7.851109 10.664764 14.186389 8.262995 4/10/2008 10.519828 7.877734 10.755667 14.249915 8.242147 4/11/2008 10.509335 7.861346 10.737644 14.261007 8.230017 4/14/2008 10.451108 7.898959 10.670144 14.05883 8.251368 4/15/2008 10.510072 7.885835 10.734198 14.224155 8.196496 4/16/2008 10.451569 7.888528 10.645602 14.123631 8.135944 4/17/2008 10.431774 7.887312 10.622549 13.986157 8.119324 4/18/2008 10.256968 7.816589 10.381652 13.75384 8.022526 4/21/2008 10.209024 7.794783 10.303811 13.728994 8.009862 4/22/2008 10.169506 7.797292 10.221392 13.688051 7.962704 4/23/2008 10.154982 7.794034 10.210154 13.632538 8.000784 4/24/2008 10.146202 7.798192 10.221158 13.574341 8.006842 4/25/2008 10.115839 7.786388 9.826589 14.256625 7.99136 4/28/2008 10.082492 7.76426 9.781893 14.212313 8.02586 4/29/2008 10.083929 7.735264 9.843777 14.131517 7.996526 4/30/2008 10.024436 7.701297 9.784997 14.023969 7.986685 5/1/2008 9.965746 7.669161 9.748733 13.820335 7.980188 5/2/2008 9.888479 7.814603 9.657296 13.644442 7.990922 5/5/2008 9.871782 7.775634 9.635746 12.938811 7.980219 5/6/2008 9.952211 7.826465 9.73293 13.017211 8.062931 5/7/2008 9.926164 7.802278 9.714993 13.025538 8.063582 5/8/2008 9.957062 7.815379 9.731237 13.103633 8.076534 5/9/2008 9.995371 7.819785 9.798708 13.167006 8.127824 5/12/2008 10.014271 7.831942 9.81125 13.18907 8.118315 5/13/2008 10.036147 7.864113 9.835352 13.181061 8.128952 5/14/2008 10.016218 7.858647 9.815481 13.10448 8.118871 5/15/2008 9.961812 7.836822 9.745107 13.022747 8.101784 5/16/2008 9.90484 7.831874 9.657274 12.981069 8.075338 5/19/2008 9.84338 7.814494 9.567092 12.938125 8.093418 5/20/2008 9.847742 7.824135 9.556858 12.911546 8.111328 5/21/2008 9.871141 7.84513 9.601265 12.92281 8.140665 5/22/2008 9.936079 7.905138 9.658872 13.053914 8.173536 High Yield Market Overview Market Access Has Largely Been Reserved for Higher-Rated Credits in Defensive Sectors Leveraged Finance Considerations 18.80% 12.53% 16.10% 14.30% Market Commentary High Yield Trading Performance Volume Restaurants 295.5 Consumer 810 Healthcare 1085 Telecom 1850 Media 1960 Energy 3770 E&P / Integrated 3545 Propane 225 2009 High Yield New Issue Supply by Industry ___________________________ Note: Data reflects face amount of new issues. Volume 2007 Monthly Average LTM Average Jan 6.169 13.22 4.576875 Feb 0.936 13.22 4.576875 Mar 3.3419 13.22 4.576875 Apr 4.7976 13.22 4.576875 May 13.4605 13.22 4.576875 Jun 15.4522 13.22 4.576875 Jul 4.2323 13.22 4.576875 Aug 0.669 13.22 4.576875 Sep 1.6435 13.22 4.576875 Oct 0.75 13.22 4.576875 Nov 0 13.22 4.576875 Dec 0.69 13.22 4.576875 Jan '09 5.624 13.22 4.576875 Feb '09 4.25 13.22 4.576875 Backlog 23.62 11.3 13.22 High Yield New Issue Supply ___________________________ Note: Data reflects face amount of new issues. 29.64% ~36% of YTD Issuance The high yield market re-opened selectively in 2009, with $9.8bn raised YTD While capital is available, successful issuers generally operate in defensive industries and are asset rich Companies operating outside of preferred industry segments, if afforded market access at all, have raised new capital at disproportionately high yields Moreover, new issue access is also ratings-dependent, with double-B issues dominating the new issue calendar Single-B and triple-C primary issuance is extremely unlikely 34

Early market performance in 2009 has shown promise However, to date, there has been limited regular-way activity, with recent focus centered on: Amendments to secure covenant relief / extend maturities Debtor-in-Possession ("DIP") financings to bankrupt companies Currently, it is extremely challenging for lower rated companies to raise new capital in the leveraged loan market Leveraged Loan Market Overview Volume BCE 2007 Monthly Average LTM Average Jan 20.71 44.665 12.485 Feb 13.34 44.665 12.485 Mar 11.93 44.665 12.485 Apr 12.91 44.665 12.485 May 17.1 44.665 12.485 Jun 23.08 44.665 12.485 Jul 18.58 44.665 12.485 Aug 5.92 44.665 12.485 Sep 11.86 44.665 12.485 Oct 5 44.665 12.485 11/8/2008 2.79 44.665 12.485 Dec 1 44.665 12.485 Jan '09 4.15 16.85 44.665 12.485 Feb '09 3.69 44.665 12.485 Backlog 16 16.85 44.665 12.485 Activity Dominated by Amendments, DIP Financings and Conservative ABL Structures Market Commentary Leveraged Loan New Issue Supply Leveraged Loan Secondary Trading Performance Leveraged Finance Considerations Date All Loans BB Loans B Loans 12/31/2007 442.1899928 396.8312548 518.7539259 1/31/2008 597.4557931 531.1044605 708.2404018 2/29/2008 717.9386874 638.3774828 849.2467746 3/31/2008 745.3903322 627.5644288 931.8945911 4/30/2008 605.2041509 498.3288669 774.8997812 5/31/2008 587.958485 486.7043257 752.1169983 6/30/2008 599.8693888 500.7512039 766.7450693 7/31/2008 654.7966913 540.5545466 841.5964047 8/31/2008 675.2611756 546.6400362 876.9036766 9/30/2008 971.1852831 794.3942119 1254.953049 10/3/2008 1094.512516 903.2169205 1398.59761 10/10/2008 1514.3377 1292.9923 1865.0583 10/17/2008 1739.0615 1511.1581 2096.993 10/24/2008 1687.5274 1433.8455 2084.8167 10/31/2008 1677.1104 1389.1239 2120.9543 11/7/2008 1655.6122 1329.4831 2152.5136 11/14/2008 1704.5431 1346.3551 2249.6525 11/21/2008 2006.8677 1557.4236 2674.4217 11/28/2008 2087.6845 1604.2925 2792.6263 12/5/2008 2223.2229 1723.3631 2950.7915 12/12/2008 2352.0379 1813.367 3145.3943 12/19/2008 2385.9819 1844.7629 3181.1811 12/26/2008 2345.9187 1792.3418 3163.7558 1/2/2009 2222.8819 1709.4836 3006.7066 1/9/2009 1993.3872 1509.1588 2731.3071 1/16/2009 2082.3853 1537.784 2848.3625 1/23/2009 2049.337 1486.425 2830.1371 1/30/2009 1899.2695 1356.3604 2627.6501 2/6/2009 1802.4035 1289.7455 2502.5757 2/13/2009 1765.003 1227.7596 2494.7726 2/20/2009 1760.9844 1206.1014 2517.1559 L+1761 L+1206 L+2517 ___________________________ Source: Standard & Poor's LCD. Assumes a 3-year weighted average life. Recent New Issue Activity ___________________________ Source: Standard & Poor's LCD and Barclays Capital. All-in yields do not reflect LIBOR floors and assume a 4-year weighted average life. 35

Strategic Alternatives

PRELIMINARY

Strategic Alternatives

Strategic Alternatives

Debt Alternatives	Commentary
Credit Facility Amendment / Waiver	▪ Best debt alternative, despite challenging market for amendments ‣ Banks seeking to reduce exposure and mark pricing to market ‣ Recent amendments averaged a ~50 bps up-front fee and a ~300 bps spread increase ▪ Likely to require eliminations of distributions and reduced growth capital expenditures until HLND attains covenant compliance ▪ Short-dated maturity (May 2011) will still need to be addressed in the near term
New Bank Credit Facility	▪ Very challenging market to raise new capital ▪ If Hiland could access the market, the cost would be extremely expensive ▪ Would likely need to go beyond existing "relationship" banks; facility capacity may be reduced
High Yield Bond	▪ Less restrictive, incurrence-based covenants ▪ Minimum ratings threshold to access market ▪ HLND's credit quality and comparable company yields indicate that HLND would likely not be able to access the market ▪ Amendment required
Mezzanine Financing	▪ Potential for less restrictive covenants ▪ Limitation on size; $150mm for any one transaction ▪ Most expensive debt capital; mezzanine investors target a return of approximately 20%; comprised of ~15% interest plus equity upside (warrants, equity co-invest) ▪ Amendment required
Debt-for-Equity Exchange	▪ De-levering transaction to HLND ▪ Significant dilution to current L.P. unitholders ▪ Not likely a viable option as bank lenders have little or no interest in owning equity
Harold Hamm Direct Debt Paydown	▪ De-levering transaction to HLND ▪ Provide disproportionate benefit to public L.P. unitholders ▪ Would require an outright "gift" by Harold Hamm ‣ Not supported by return analysis

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HILAND

Strategic Alternatives Recent Loan Market Amendment Activity Covenant Relief Amendment Activity Upfront Fee (bps) Spread Increase (bps) Series 3 Cumulative # of Amendments # of Amendments Jan 68.8 65.8 5848 5 5 Feb 33.3 225 7800 9 4 Mar 44.8 161.5 7809 27 18 Apr 37.2 195.5 8880 41 14 May 108.3 225 9400 50 9 Jun 57.6 162.5 60 10 Jul 75 108.3 67 7 Aug 33.6 170 76 9 Sep 78.5 206.3 86 10 Oct 49.8 199.6 104 18 Nov 114 192.9 118 14 Dec 65.4 198.4 148 30 Jan '09 54.4 246.9 166 18 Feb '09 193 3 Data not yet complete Amendment sought to permit the formation of a JV with NGP in the Marcellus shale R/C commitments increased by ~$85mm to help fund MWE's capital commitment under the JV Substantial cost to MarkWest: 50 bps amendment fee / 200 bps upfront fee on new commitments 100 bps drawn spread increase; 2.00% LIBOR floor Tenor reduction: 1 year to 2/20/2012 Leverage ratio to 3.0x from 3.75x The proposed amendment was discretionary; if covenant relief was necessary, additional concessions from the Company may have been required Crosstex Energy Amendment sought to permit and fund a JV with Alinda Capital in the Haynesville shale Lenders received the following: 50 bps amendment fee 100 bps increase in drawn spread across the pricing grid (spanning 250 - 325 bps); pricing set at L+300 until 12/31/09 The JV will be funded with significant equity, resulting in more palatable credit metrics and less sensitivity to a continued weak commodity price environment The proposed amendment was not sought to cure a covenant breach and, as such, did not necessitate the same borrower concessions Recent G&P Amendment Activity Regency Energy MarkWest Energy Amendment sought to: i) Permit the sale of non-core assets and ii) Amend leverage and interest coverage ratios Lenders received the following concessions: An increase in the drawn spread across the pricing grid to 150 - 300 bps from 100 - 175 bps An unspecified amendment fee Proceeds from the asset sales totaled $105mm Crosstex used proceeds to retire debt While the Crosstex amendment provided needed covenant relief, the immediate, par paydown significantly reduced borrower concessions A Survey of Recent Amendment Activity Suggests That, On Average, Covenant Relief Can Be Secured for ~50 bps of Upfront Fees and ~300 bps of Incremental Spread 37

Nearly All Debt-Related Strategic Initiatives Will Necessitate an Amendment to the Credit Facility Given HLND's financial projections, the MLP is expected to breach its Maximum Leverage Ratio (4.0x Debt / Trailing 12 Months EBITDA) for Q1 2009, although the election of a "Specified Acquisition" can provide nine months of temporary relief (step up to 4.75x leverage) Further, HLND will violate the temporarily higher covenant level in Q2 2009 Accordingly, HLND will need to approach its lenders to seek financial maintenance covenant relief Of note, the financial projections suggest that the MLP will remain in breach of the Maximum Leverage Ratio for an extended period of time, spiking as high as 7.0x in 2009 Although the adverse developments in HLND's credit profile will be disconcerting to lenders, we believe a covenant amendment may be possible The likely success of the amendment process will be underpinned by the (i) narrow breadth of the lender group, (ii) nature of its constituents and (iii) amendment required Nine person lender group, consisting of "friends and family" commercial / universal banks Amendment of the Maximum Leverage Ratio will only necessitate support from the Required Lenders (>50%), rather than lenders representing 100% of the outstandings/commitments While it is difficult to predict the ultimate response of lenders to the requested covenant relief without engaging them directly, based on our analysis of recent amendment activity, we believe a package of concessions as follows may be sufficient: Amendment fee of 25 bps - 50 bps Increase pricing to L+425 bps - L+525 bps (no LIBOR floor) Additionally, we believe lenders will require the elimination of distributions until Hiland is compliant Credit Facility Amendment Considerations Strategic Alternatives 38

Current Market Conditions and Expected Ratings Profile May Preclude Hiland From Access to the High Yield Market Strategic Alternatives High Yield New Issue Considerations Access to the high yield market continues to be characterized by "haves" and "have nots" While some of the larger, integrated energy companies and E&P names have tapped the market, few issuers outside these segments have access We believe that HLND's credit metrics, deteriorating financial profile and unhedged position would be viewed negatively by both the rating agencies and the high yield investor universe Comparable high yield issuers, including MarkWest, Regency, and Atlas, all have considerably more favorable 2009E credit metrics than HLND All three companies have benchmark issues outstanding which yield north of 14%; at these levels, these issuers do not have access to the new issue market As such, we do not believe that a high yield issuance is a viable alternative for HLND Commentary Selected High Yield Comparables 39

High Yield / Mezzanine Financing Strategic Alternatives Access and market capacity are not the only issues with the high yield and mezzanine market Given management case projections, the estimated increased interest expense associated with such a security is not feasible for HLND Debt Alternatives Assumes $260 Million Financing 40

IRRs Suggest That the Scenario Is Not Likely Strategic Alternatives Harold Hamm Unilaterally Pays Down Debt Proposed Offer Debt Paydown - Hiland Remains Public 41

Raising $125 million of public common equity to repay debt in order to be in compliance with HLND's bank covenants would be prohibitively dilutive (in excess of 50%) $125 million is nearly twice HLND's current market value and more than four times the current public float This would make marketing the common offering to the public near impossible at any price that would work for the partnership MLP investors will want to price the offering based on the pro forma distribution The dilution would put the subordinated units further under water (with significant arrearages to the common) and make the incentive distribution rights harder to obtain in the future Could provide relief for covenant issues Given perceived "distress" of Hiland, buyer interest in a large equity block is unlikely (distribution and exit would be unclear) A private investment would be more expensive than the public alternative Required returns would rest on uncertain exit value / timing Return expectations in the 25% - 30% range Likely that investors would want to be elevated in the capital structure (i.e. preferred), putting common and subordinated unitholders at a disadvantage Deferred cash pay or PIKing options possible, but would be costly Intended to maintain covenant compliance and structured to avoid common unit arrearages Class B-type security receives distributions only when common units receive MQD Mr. Hamm receives 100% of cash flows in excess of MQD until investment is repaid Mr. Hamm's returns depend on commodity price rebound, but this scenario may be appealing to Mr. Hamm However, this scenario would effectively limit HLND and HPGP to minimum quarterly distributions for the foreseeable future Would likely require unitholder vote at HPGP and possibly HLND Harold Hamm Structured Equity Investment Public Equity Issuance Private Investment by Third Party Strategic Alternatives Equity Alternatives Strategic Alternatives Considerations 42

Strategic Alternatives Indicative Public Equity Issuance Assumes No Equity Issuance We have assumed a $125 million equity issuance in Q2 09 which brings the Partnership into compliance with covenants We assume a 50% discount to current trading value for the $125 million equity issuance Results in arreages throughout the projection period $125 MM Equity Issuance 43

Comparison of Harold's Proposal to a Structured Equity Investment Strategic Alternatives Harold Hamm Structured Equity Investment Proposed Offer Debt Paydown - Hiland Remains Public 44

Provides exit for public HPGP unitholders Not contingent on financing Conditioned upon on successful execution of both HPGP and HLND offers Harold Hamm has publicly stated his intention to not sell his current interests in HPGP (will likely mitigate buyer interest) Natural buyers (i.e., G&P MLPS) have limited access to capital CLR could also be a buyer Potential buyers likely to require CLR to restructure processing contracts Economics are extremely challenging Current M&A market is challenging Bid (buyer) / ask (seller) spread is wide 6-8x forward EBITDA multiples (if achieved) result in low LTM sale multiples Low multiples can be dilutive to credit profile Buyers expect a continued softening in G&P M&A marketplace Asset nature and credit quality prohibitive to sale leaseback structure Valuation critical; credit facility basket insufficient, given likely cost Challenging sale leaseback market; investor universe significantly reduced Not applicable - provides exit for HPGP unitholders, but doesn't create value or help fuel growth at HLND HLND represents significant amount of value at HPGP Essentially a repurchase of units by HLND More applicable in high growth scenarios where cost of capital is an issue Sale / Leaseback Purchase of HPGP by HLND Selected Asset Sales Sale of Entire Entity Strategic Alternatives M&A Alternatives Strategic Alternatives Commentary Harold Hamm Offer 45

PRELIMINARY

M&A Alternatives

Strategic Alternatives

Sale of Hiland to a 3rd Party

- In order to analyze the value of Hiland from a 3rd party's perspective, we have performed an analysis of the pro forma impact of an acquisition of Hiland by selected potential MLP buyers
  - We have assumed the acquisition of HPGP and HLND for a combined purchase amount ranging from $250 - $450 million (implying ~ 6.2x – 11.2x 2009E EBITDA per management case)
- Current offer is valued at ~$362 million (when valuing HLND and HPGP at the $9.50 / $3.20 unit offer prices)
- We have targeted achieving pro forma breakeven distributable cash flow in 2009 and 2010 based on Hiland's management case estimates (most buyers would demand at least 5% accretion)
- We assume that each potential MLP buyer finances the purchase of Hiland with 50% cash and 50% equity
  - Assumes equity issued at buyer's closing unit price as of February 26, 2009
  - Assumes long-term cost of debt of 15%
- We have also evaluated Continental's ability to acquire HLND / HPGP
  - In this case, we have targeted breakeven accretion to earnings per share

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HILAND

M&A Alternatives Tier 1 Buyer Universe Other Potentially Interested Parties Sale of Hiland Strategic Alternatives 47

Strategic Alternatives Ability to Pay Summary 2009 DCF Accretion / (Dilution) Current Capital Costs and Trading Levels Make an Acquisition of Hiland Unfeasible 48

CLR Economics Strategic Alternatives CLR Economics CLR Economics ___________________________ Note: CLR estimates per Wall Street research. Assumes Hiland enterprise value of $350 million financed by CLR with 50% debt at 10% 49

Financial Overview of Hiland

Summary Financial Projection Considerations Financial Overview of Hiland Hiland Financial Projections Management of Hiland provided Barclays Capital with a financial and operating model of Hiland's business Barclays has relied on Management's model and has analyzed certain sensitivities Variations in commodity prices significantly impact Hiland's cash flow generation and subsequently its ability to pay distributions at both the HLND level and the HPGP level Management assumes NYMEX quoted forward pricing as its base case for oil and gas prices, and currently quoted NGL prices in 2009 and 2010 (12 month historical NGL/crude oil correlations are used to derive prices in 2011 - 2013) Barclays has run an upside sensitivity where we assume a NYMEX oil price of $80.00 per barrel and a NYMEX natural gas price of $8.00 per million British Thermal Units (both beginning in Q3 2009) and NGL prices based on 12 month historical correlations Commodity prices also affect producers' willingness to spend drilling capital, which can affect Hiland's inlet throughput volumes Barclays has examined the effects of both an increase and decrease in Hiland's volumes Additionally, Barclays has adjusted certain distribution assumptions in relation to contemplated strategic alternatives HLND currently faces a situation whereby it could be in violation of certain debt covenants contained in its existing revolving credit facility Some form of amendment to the credit facility or other alternative will be required in order for HLND to stay compliant Depending on the alternative examined, Barclays has estimated the level of distributions that could be paid by HLND and HPGP 50

PRELIMINARY

Hiland Financial Projections

Financial Overview of Hiland

Operating Sensitivities

- The following summarizes key parameters across the three operating cases Barclays has analyzed: Management Case; Upside Case and Downside Case

	Management	Upside	Downside
Oil and Natural Gas Pricing [1]	Strip	Strip in Q1/Q2 2009 $80.00 Oil/ $8.00 Gas thereafter	Strip
NGL Pricing	Strip	Strip in Q1/Q2 2009 / 12-Month Correlations thereafter	Strip
Production Volumes	Flat	Flat in 09 / grow to 295Mcf/d in 2010 and held flat thereafter	Decline to 260 Mcf/d by Dec 09; grow to 269 Mcf/d in 2010 and 276 Mcf/d thereafter
Future Distributions Assumptions	Varies by Alternative Max of 1.4x DCF	Varies by Alternative Max of 1.4x DCF	Varies by Alternative Max of 1.4x DCF
Growth Capex	Varies by Alternative Max of $20mm / yr	Varies by Alternative Max of $20mm / yr	No Growth Capex beyond 2009

1. We have used 12-month historical NGL correlations in all cases.

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51

HILAND

Financial Overview of Hiland Assumptions - Summary Crude Oil Natural Gas Conway NGLs Inlet Volumes EBITDA Growth Capex Upside Management Downside Series 7 Series 8 2009E 6.25 4.65 4.65 466 267 2010E 8 5.96 5.96 1333 303 2011E 8 6.63 6.63 2012E 8 6.84 6.84 2013E 8 6.95 6.95 Upside Management Downside Series 7 Series 8 2009E 0.96 0.71 0.71 466 267 2010E 1.21 0.74 0.74 1333 303 2011E 1.21 0.9 0.9 2012E 1.21 0.95 0.95 2013E 1.21 0.99 0.99 Upside Management Downside Series 7 Series 8 2009E 288166 288166 268541 466 267 2010E 294899 290387 268720 1333 303 2011E 294899 291617 276482 2012E 294899 291374 276482 2013E 294899 291155 276482 Upside Management Downside Series 7 Series 8 2009E 55 40.3 34 466 267 2010E 77 45.9 38 1333 303 2011E 65 43.6 36.5 2012E 68 49.7 35.7 2013E 70 54.7 37 Upside Management Downside Series 7 Series 8 2009E 24.6 24.6 24.6 466 267 2010E 21.4 21.4 0 1333 303 2011E 21 21 0 2012E 20.7 20.7 0 2013E 20.3 20.3 0 Upside Management Downside Series 7 Series 8 2009E 60.54803475 44.54126725 44.54126725 466 267 2010E 80 53.76562025 53.76562025 1333 303 2011E 80 59.33538717 59.33538717 2012E 80 62.76 62.76 2013E 80 65.25 65.25 The following summarizes commodity, volume and growth capex assumptions for the three cases as well as EBITDA 52

Overview of Hiland Contracts Approximately 74% of Hiland's estimated 2009 Rockies equity natural gas volumes are hedged at an average CIG price of $7.30 per MMBtu Approximately 53% of Hiland's estimated 2010 Rockies equity natural gas volumes are hedged at an average CIG price of $8.32 per MMBtu Hiland does not have hedges related to its estimated 2009 Mid-Continent equity natural gas volumes as projected equity volumes are currently estimated to be offset by the Partnership's natural gas short position in the region due to NGL shrink No NGL hedges in 2009 or beyond Current Contract Mix Deals POP with Incremental Fees 49.4 Index Minus Fees - Keep Whole 21.4 Fixed Fee - Gathering 20.3 POI - Keep Whole 8.8 Financial Overview of Hiland 53

Management Projections - Price Sensitivity Financial Overview of Hiland Commodity Price Sensitivity ___________________________ Assumes Strip Pricing for Q1 2009. 2009 EBITDA (1) 54

Financial Overview of Hiland HLND System Capacity System Capacities ___________________________ Badlands gathering system capacity of 46,000 limited by plant capacity of 40,000. 55

Summary of Financial Projection Cases Hiland Financial Projections Barclays has analyzed several financial cases based on the pursuit of varying alternatives Financial Overview of Hiland This case is a hypothetical case that analyzes Hiland as if it did not need to comply with its bank covenants For this scenario to be available, Hiland's existing bank group would need to waive covenant compliance for no fee or increase in interest cost (which is highly unlikely) Assumes that HLND would continue to make distributions In this scenario, Barclays examines Hiland assuming that it can renegotiate its existing credit facility with its current bank group We have assumed a 30 basis point upfront fee as well as an incremental 250 basis point increase in interest costs (could be significantly higher) This case only allows distributions to the extent that Hiland is in compliance with its 4.0x debt to EBITDA covenant This scenario assumes that Harold Hamm would invest $125 million into Hiland for the purposes of paying down the existing credit facility to a level that would be in compliance with the 4.0x debt to EBITDA covenant This case assumes that this private investment would be subordinated to both the existing common and subordinated units of HLND and would only receive distributions in the event that HLND paid a cash distribution above the minimum quarterly distribution All distributions above the MQD would be for the benefit of this private security until the cumulative distributions to the private security totaled $125 million Renegotiate Credit Facility Private Investment by Harold Hamm Status Quo / No Covenant Issues 56

Financial Overview of Hiland Summary Financial Projections ___________________________ We have used 12-month historical NGL correlations in all cases. Overview of Cases 57

Financial Overview of Hiland Summary Financial Projections ___________________________ We have used 12-month historical NGL correlations in all cases. Overview of Cases 58

Summary Valuation Analysis

Summary Valuation Considerations Summary Valuation Analysis Summary Valuation Analysis The economic assets of HPGP are; i) 2,321,471 common limited partner units of HLND, ii) 3,060,000 subordinated limited partner units of HLND, and iii) the 2% general partner interest and the related incentive distribution rights associated with the general partner of HLND The valuation of HPGP is therefore completely dependent on HLND and HLND's underlying asset performance Additionally, given the characteristics and investor expectations of publicly traded general partners and publicly traded master limited partnerships, the valuation of these entities are highly dependent on cash distributions to the unitholders This is particularly true of general partners that do not have any other cash generating assets as they do not have access to cash flow when the underlying MLP does not pay distributions In scenarios where HLND cuts distributions substantially or is unable to make distributions, and accordingly HPGP receives reduced or no cash flow, valuations of both entities will be significantly depressed This impact is potentially magnified at HPGP due to its holdings of subordinated units in HLND (which do not get paid unless the minimum quarterly distribution is paid in full to the common units) HLND's partnership agreement requires MQD payments for three consecutive, non-overlapping four quarter periods to meet the subordination conversion test; therefore, any MQD non-payment would reset the test period Additionally, when distributions are lowered to or below the MQD, HPGP will not be able to receive any distributions related to the incentive distribution rights In this section Barclays Capital analyzed a preliminary valuation of HPGP using a sum-of-parts approach (valuing both its limited partner interest in HLND and its general partner interest in HLND) Traditional MLP valuation techniques become less applicable when a partnership experiences distress and its ability to maintain steady distributions is in question Accordingly, Barclays Capital utilized both standard and alternative valuation techniques 59

Summary of Valuation Methodologies For the purpose of our preliminary valuation analysis, we have used the following methodologies for both HPGP's limited partner interests in HLND and its general partner interests in HLND Summary Valuation Analysis In scenarios where the Hiland companies are able to pay distributions Barclays Capital has performed a discounted cash flow analysis For our discount rates, we have used a WACC range of 17.5% - 22.5% for the common unit cash flows, 20% - 25% for the subordinated cash flows and 25% - 30% for the GP cash flows In calculating a terminal value, we have used a perpetuity growth rate of 0% - 1% for the Common and Subordinated Units and 0% - 2% for the GP cash flows For HLND we have looked at comparable gathering and processing MLPs including Atlas Pipeline Partners, Copano Energy, Crosstex Energy, DCP Midstream, Markwest Energy, Regency, Targa Resources and Williams Partners For HPGP we have looked at publicly traded general partners HLND comparables include recent transactions involving gathering and processing companies, as well as the broader MLP space HPGP comparables include recent transactions involving general partner transactions When the Hiland companies are unable to pay distributions, traditional MLP valuation analyses such as those listed above are less meaningful In order to address these situations we have performed a net asset valuation of Hiland's underlying assets using both comparable asset transactions and an asset discounted cash flow analysis Comparable Company Analysis Comparable Transaction Analysis Discounted Cash Flow ("DCF") Analysis Net Asset Value Analysis 60

Start Length End Renegotiate CF 2.22 0.77 2.99 Private Investment 2.61 0.94 3.55 Status Quo 3.66 0.99 4.65 Private Investment 1.82 0.51 2.33 Status Quo 2.16 0.65 2.81 Private Investment 1.8 0.51 2.31 Status Quo 1.76 0.51 2.27 Comparable Company Analysis 1.15 0.37 1.52 Corporate & GP HoldCo Transactions 2.37 2.83 5.2 Pre-Offer Premia Analysis 3.17 0.26 3.43 Current Premia Analysis 3.12 0.26 3.38 Asset Comp Trans 0.84 2.32 3.16 Asset DCF 0 0.56 0.56 HPGP Preliminary Summary Valuation Analysis HPGP Summary Valuation - Equity Value / Unit Summary Valuation - Implied Unit Price Discounted Cash Flow Analysis Offer Price: $3.20 (20% - 30%) (Equity Distributions) Upside Mgmt Downside Publicly Derived Valuations Net Asset Value Only possible if all covenants are waived for no consideration Summary Valuation Analysis 61

Purchase Price Ratios Management Case ___________________________ Assumes HLND common units held at HPGP valued at $9.50 offer price; subordinated units at HPGP reflect 15% discount to offer price. G&P Peers include CPNO, DPM, DPM, MWE, RGNC, NGLS and WPZ. HoldCo Peers include AHGP, AHD, BGH, XTXI, ETE, EPE, NRGP, MGG, NSH and PVG. Assumes revised $17.50 price. HLND PPR HPGP PPR Summary Valuation Analysis 62

Management Case Summary Valuation Analysis Discounted Cash Flow Analysis - Status Quo Common Units ($/Unit) Sub Units ($/Unit) GP / IDR ($ MM) HPGP G&A ($ MM) Value of Common Units Held by HPGP Value of Sub Units Held by HPGP Total HPGP Value ($MM) Total Value / HPGP Unit 63

Upside Case Summary Valuation Analysis Discounted Cash Flow Analysis - Status Quo Common Units ($/Unit) Sub Units ($/Unit) GP / IDR ($ MM) HPGP G&A ($ MM) Value of Common Units Held by HPGP Value of Sub Units Held by HPGP Total HPGP Value ($MM) Total Value / HPGP Unit 64

Downside Case Summary Valuation Analysis Discounted Cash Flow Analysis - Status Quo Common Units ($/Unit) Sub Units ($/Unit) GP / IDR ($ MM) HPGP G&A ($ MM) Value of Common Units Held by HPGP Value of Sub Units Held by HPGP Total HPGP Value ($MM) Total Value / HPGP Unit 65

Upside Case Summary Valuation Analysis Discounted Cash Flow Analysis - Renegotiate Facility Common Units ($/Unit) Sub Units ($/Unit) GP / IDR ($ MM) HPGP G&A ($ MM) Value of Common Units Held by HPGP Value of Sub Units Held by HPGP Total HPGP Value ($MM) Total Value / HPGP Unit 66

Management Case Summary Valuation Analysis Discounted Cash Flow Analysis - Private Investment Common Units ($/Unit) Sub Units ($/Unit) GP / IDR ($ MM) HPGP G&A ($ MM) Value of Common Units Held by HPGP Value of Sub Units Held by HPGP Total HPGP Value ($MM) Total Value / HPGP Unit 67

Upside Case Summary Valuation Analysis Discounted Cash Flow Analysis - Private Investment Common Units ($/Unit) Sub Units ($/Unit) GP / IDR ($ MM) HPGP G&A ($ MM) Value of Common Units Held by HPGP Value of Sub Units Held by HPGP Total HPGP Value ($MM) Total Value / HPGP Unit 68

Downside Case Summary Valuation Analysis Discounted Cash Flow Analysis - Private Investment Common Units ($/Unit) Sub Units ($/Unit) GP / IDR ($ MM) HPGP G&A ($ MM) Value of Common Units Held by HPGP Value of Sub Units Held by HPGP Total HPGP Value ($MM) Total Value / HPGP Unit 69

Summary Valuation Analysis Comparable Company Analysis HPGP - General Partner Interest HLND LP Unit Value HPGP Value ___________________________ Note: Hiland estimates based on Wall Street research. (1). Assumes 20% discount on subordinated units. 70

Comparable MLP Trading Analysis Summary Valuation Analysis Gathering and Processing MLPs - Comparable Trading Analysis ___________________________ 1. Respective MLP senior unsecured debt rating, where applicable. Otherwise, rating is for the OLP senior unsecured debt. 71

Comparable GP HoldCo Trading Analysis Summary Valuation Analysis GP HoldCos - Comparable Trading Analysis 72

Summary Valuation Analysis Comparable Transaction Analysis Asset Transactions Corporate MLP and GP HoldCo Transactions ___________________________ Based on % of distributable cash flow attributable to LP units and IDRs. 73

Summary of Recent Gathering and Processing Transactions Selected Comparable Midstream Transactions ___________________________ Enterprise value includes $116 million of growth capex. Enterprise value includes $134 million of growth capex. Summary Valuation Analysis 74

Multiple 3/25/2003 6.6 4/24/2003 7 5/13/2003 6.5 11/19/2003 7.5 3/31/2004 6.8 4/1/2004 9.5 6/4/2004 9.9 7/8/2004 10 11/1/2004 9.1 11/17/2004 8.8 11/23/2004 6.2 1/11/2005 11.7 3/7/2005 11 6/20/2005 12.5 8/2/2005 8.2 8/8/2005 9.3 10/11/2005 8.7 12/16/2005 11 2/15/2006 8 3/30/2006 9 5/2/2006 12.4 7/12/2006 12 7/13/2006 8.8 4/2/2007 8.4 4/30/2007 7.3 5/21/2007 11.9 6/4/2007 14.2 8/28/2007 13.1 8/31/2007 15.4 9/20/2007 9 11/1/2007 9.3 2/25/2008 9.5 9/17/2008 8.1 Historical Gathering and Processing Transactions (Multiples of EBITDA) ___________________________ Note: Transactions in red denote drop-down transactions. Annualized run-rate. Based on Forward 12 month multiple. Includes growth capex of $115.7 million for a total consideration of $750.7 million. EBITDA multiple per Wall Street Research Estimates, total transaction amount of $85 million. Selected Comparable Midstream Transactions Announcement Date MarkWest Energy Partners / Pinnacle Natural Gas Cantera Resources / CMS Field Services Enbridge / Cantera West Texas Gas / Sago Energy Targa / COP Midstream Atlas / Spectrum MarkWest/ American Central Hicks, Muse / Regency Enbridge / Shell Offshore Penn Virginia / Cantera Regency Gas Services / El Paso XTO / Antero Pipeline (1) Atlas / ETP (Elk City) Copano / ScissorTail Targa / Dynegy Crosstex / El Paso Eagle Rock Energy / Oneok Southern Union / Sid Richardson Hiland / Enogex Oneok / Northern Border Enterprise/ Cerrito (2) Regency/ TexStar(2) 9.0x Median DCP Midstream / Momentum (2)(3) Copano Energy/ Cantera Natural Gas (2) Energy Transfer Partners / Canyon Gas(2) Crosstex/Chief Midstream (2) Targa Resources Inc. / Targa Resources LP(2) Atlas / Anadarko Eagle Rock / Laser Midstream Williams Partners LP / Williams Companies Inc. Regency / Nexus Gas Holdings (4) Martin Midstream/ Woodlawn Pipeline Eagle Rock/ Millennium Midstream Partners(2) Western Gas / Anadarko Summary Valuation Analysis 75

Summary Valuation Analysis of HPGP Precedent MLP Transaction Premiums Paid MLP Premia Analysis MLP Transaction Multiples Analysis Summary Valuation Analysis 76

G.P. HoldCo Transaction Multiples Summary Valuation Analysis G.P. HoldCo Transactions 77

Precedent North American Minority Squeeze-Outs (Cash Transactions) Minority Squeeze-Out Premiums Paid Analysis ___________________________ Source: SDC Capital Markets. Summary Valuation Analysis 78

HLND Discounted Cash Flow Analysis Summary Discounted Cash Flow Analysis Management Case Summary Valuation Analysis 79

Presentation to the Conflicts Committee of Hiland Partners GP Holdings, LLC Appendix March 2, 2009 Confidential Presentation

Appendices

Additional Financial Detail

Management Case - Status Quo Management Case ___________________________ 2008E EBITDA includes $5.1mm of non-cash adjustments to DCF. Strip Pricing (Assumes 12 Month NGL Correlations) Additional Financial Detail 1

Management Case - Status Quo Management Case Strip Pricing (Assumes 12 Month Correlations) Additional Financial Detail 2

Assumes Strip Pricing for Q1 and Q2 2009 and $80.00 / $8.00 thereafter Upside Case - Status Quo Upside Case ___________________________ 2008E EBITDA includes $5.1mm of non-cash adjustments to DCF. Additional Financial Detail 3

Assumes Strip Pricing for Q1 and Q2 2009 and $80.00 / $8.00 thereafter Upside Case Upside Case - Status Quo Additional Financial Detail 4

Assumes Strip Pricing Downside Case - Status Quo Downside Case ___________________________ 2008E EBITDA includes $5.1mm of non-cash adjustments to DCF. Additional Financial Detail 5

Assumes Strip Pricing Downside Case Downside Case - Status Quo Additional Financial Detail 6

Assumes Strip Pricing Management Case - Renegotiate Facility Management Case ___________________________ 2008E EBITDA includes $5.1mm of non-cash adjustments to DCF. Additional Financial Detail 7

Assumes Strip Pricing Management Case Management Case - Renegotiate Facility Additional Financial Detail 8

Assumes Strip Pricing for Q1 and Q2 2009 and $80.00 / $8.00 thereafter Upside Case - Renegotiate Facility Upside Case ___________________________ 2008E EBITDA includes $5.1mm of non-cash adjustments to DCF. Additional Financial Detail 9

Assumes Strip Pricing for Q1 and Q2 2009 and $80.00 / $8.00 thereafter Upside Case Upside Case - Renegotiate Facility Additional Financial Detail 10

Assumes Strip Pricing Downside Case - Renegotiate Facility Downside Case ___________________________ 2008E EBITDA includes $5.1mm of non-cash adjustments to DCF. Additional Financial Detail 11

Assumes Strip Pricing Downside Case Downside Case - Renegotiate Facility Additional Financial Detail 12

Additional Financial Detail Discounted Cash Flow Analysis - Status Quo Projections Management Case 13

Additional Financial Detail Discounted Cash Flow Analysis - Status Quo Projections Upside Case 14

Additional Financial Detail Discounted Cash Flow Analysis - Status Quo Projections Downside Case 15

Additional Financial Detail Discounted Cash Flow Analysis - Renegotiate Facility Projections Upside Case 16

Additional Financial Detail Discounted Cash Flow Analysis - Private Investment Projections Management Case 17

Additional Financial Detail Discounted Cash Flow Analysis - Private Investment Projections Upside Case 18

Additional Financial Detail Discounted Cash Flow Analysis - Private Investment Projections Downside Case 19

IRR Analysis Detail

Assumes Take Private of HLND and HPGP and $125 Million Credit Facility Paydown IRR Analysis Detail Harold Hamm IRR Analysis (Management Case) IRR Analysis 20

Assumes $125 Million Credit Facility Paydown and HLND and HPGP Remain Public IRR Analysis Detail Harold Hamm IRR Analysis (Management Case) IRR Analysis 21

Assumes $125 Million Credit Facility Paydown and HLND and HPGP Remain Public IRR Analysis Detail Harold Hamm IRR Analysis (Management Case) IRR Analysis Assumes HLND pays out $1.80 MQD to unitholders throughout the projection period Harold Hamm sweeps all distributable cash flow after MQD is paid to existing unitholders, until his investment is repaid 22

Ability to Pay Detail

Sale of Hiland MLP Ability to Pay - 2009 M&A Alternatives Ability to Pay Detail 23

Sale of Hiland MLP Ability to Pay - 2009 M&A Alternatives Ability to Pay Detail 24

Sale of Hiland MLP Ability to Pay - 2010 M&A Alternatives Ability to Pay Detail 25

Sale of Hiland MLP Ability to Pay - 2010 M&A Alternatives Ability to Pay Detail 26

Credit Ratings Profile

PRELIMINARY

Credit Ratings Profile

Credit Ratings Profile

HLND Would Likely Receive Ratings In The Low Single B Range From Moody's and S&P

Ratings Rationale

- We believe Hiland's implied ratings profile is low single B
- The agencies currently focus on the following factors in the G&P space:
  - Volumes – adequacy of volumes given widescale E&P budget retrenchment
  - Commodity prices – implications of enduring low gas price and weak product price environment
  - Adequacy and availability of liquidity, with particular emphasis on (i) operating cash flow, (ii) cash balance, (iii) revolver capacity / availability and (iv) maturity profile (focus on immediate maturities)
    - The agencies will also focus on covenant headroom under a stress-case scenario (specifically, continued commodity price weakness)
- Two high single B rated peers (Atlas and MarkWest) are both on review for downgrade at S&P, exerting pressure on Hiland's potential ratings profile
  - Both names are over 4x larger than Hiland on a 2008E EBITDA basis; agencies will likely seek to preserve a gap between Atlas, MarkWest and the smaller, and on a 2009E basis, considerably more levered, Hiland

Credit Positives

- ✓ Geographically diversified operations spread among several producing gas basins throughout the Rockies, MidContinent and Gulf Coast
- ✓ Significant tangible asset value
- ✓ Notwithstanding short-term commodity weakness, Hiland is well positioned to capitalize on favorable U.S. natural gas fundamentals

Credit Weaknesses

- ✗ Relatively small scale of operations
- ✗ Much smaller EBITDA than peers (e.g., Regency, Atlas, MarkWest, Targa, Copano)
- ✗ Volume risk given low commodity prices and severe reductions in operator capital budgets
- ✗ Significant commodity price exposure
  - i. Fee-based contracts account for only 20% of revenue
  - ii. Minimal hedging strategy
- ✗ Projected strip-case leverage is very high relative to rated peers, Hiland's size and for the current point in the cycle
- ✗ Relatively low supplier diversification; meaningful percentage of Hiland assets rely on Continental's E&P business

BARCLAYS CAPITAL

27

HILAND

Comparable MLP Trading Analysis

Comparable MLP Trading Analysis Comparable Diversified MLP Trading Analysis Comparable Diversified MLP Trading Analysis 28

Comparable MLP Trading Analysis Comparable Crude Oil MLP Trading Analysis Comparable Crude Oil MLP Trading Analysis 29

Comparable MLP Trading Analysis Comparable Refined Product MLP Trading Analysis Comparable Refined Product MLP Trading Analysis 30

Comparable MLP Trading Analysis Comparable Regulated Pipe MLP Trading Analysis Comparable Regulated Pipe MLP Trading Analysis 31

Comparable Transaction Analysis

Industrials 12/12/1994 6.1 12/31/1995 6.8 6/19/1996 8 8/11/1996 8 1/26/1998 8.3 11/2/1998 10.8 2/22/1999 10 3/15/1999 9.6 1/4/2000 10.6 1/18/2000 11.1 2/28/2000 10.4 9/20/2001 10.1 11/9/2001 10.1 3/7/2002 6.4 7/29/2002 7.7 9/16/2002 7.2 9/23/2002 7.2 11/8/2002 6.8 12/22/2002 7.5 4/14/2003 7.3 5/13/2003 8 9/15/2003 7.7 10/20/2003 9.9 2/24/2004 9.4 9/2/2004 9.9 11/22/2004 10.5 7/11/2005 10.2 9/21/2005 11.7 3/30/2006 10.2 9/15/2006 10.9 12/22/2006 11.8 12/11/2007 8.8 12/12/2007 10.7 9/17/2008 10 Energy Transfer acquires Transwestern from GE / SUG (1) Historical Interstate Gas Pipeline Transactions (Multiples of LTM EBITDA) MidAmerican Energy acquires Northern Natural Gas Williams acquires Transco Energy Williams acquires Kern River (50%) El Paso acquires Tenneco Houston Industries Acquires NorAm Energy TransCanada acquires Nova Corporation CMS acquires Panhandle & Trunkline El Paso acquires Sonat Inc. Dominion acquires Consolidated Natural Duke Energy acquires East Tennessee El Paso acquires Coastal NiSource acquires Columbia Energy Duke Energy acquires Westcoast Energy MidAmerican acquires Kern River AIG Highstar acquires Williams Gas Dynegy acquires Northern Natural Gas Enbridge / Fort Chicago acquire Alliance Northern Border acquires Viking Gas Transmission SUG acquires Panhandle Eastern 9.8x Median Loews Corp. acquires Texas Gas Transmission TransCanad a acquires Duke's interest in Foothills Enbridge / DTE acquire 30% interest in Vector Pipeline TransCanad a acquires 30% of Portland Natural Gas TransCanada acquires GTN Northwest Southern Union acquires CrossCountry Selected Comparable Midstream Transactions Loews Corp. acquires Gulf South from Entergy-Koch Announcement Date GE / Caisse acquire Southern Star Central from AIG Atlas Pipeline Partners acquires OGE's Ozark subsidiaries TransCanada acquires ANR and 50% interest in Great Lakes from El Paso ___________________________ Based on projected forward EBITDA. Northern Border / Guardian Pipeline Babcock & Brown acquires Natural Gas Pipeline from Knight El Paso Pipeline acquires incremental interests in SNG and CIG from El Paso Corp Comparable Transaction Analysis 32

Deals 2/11/1993 10.6 5/3/1993 9.3 5/5/1993 7.3 7/29/1993 11 3/24/1994 10.3 10/10/1994 10.2 5/9/1995 12.6 4/15/1996 10.9 5/9/1996 10.1 1/31/1997 8.8 9/23/1997 12.2 10/15/1999 12 1/31/2000 12.5 9/25/2000 11.3 1/11/2001 9.8 12/17/2001 12.5 8/8/2002 7.7 8/19/2002 7 10/3/2002 8 11/7/2003 8.9 2/17/2004 8.5 4/26/2004 8.4 6/17/2004 10.4 10/13/2004 9.9 1/26/2005 14.9 7/24/2007 10 12/14/2007 11.5 1/15/2008 8 Historical Intrastate Pipeline and Storage Transactions (Multiples of LTM EBITDA) TXU acquires Enserch Tejas Gas acquires Transok PG&E acquires Valero Natural Gas Shell acquires Tejas Gas El Paso acquires Crystal AEP acquires Enron (HPL) Kinder Morgan acquires Shell Tejas National Fuel Gas acquires Duke (Empire) Scottish Power (PacifiCorp) acquires Aquila (Koch) Energy Transfer acquires Dow (Oasis - 50%) Heritage Propane acquires Energy Transfer Enterprise acquires Shell (Acadian) El Paso acquires PG&E Texas Crosstex acquires AEP (LIG) Energy Transfer acquires TUFCO Announcement Date Targa acquires LRC Bridgeline Atmos acquires TXU Gas Equitable Resources acquires LIG (Arkla) Tejas Gas acquires Exxon Gas Enron acquires LRC (Williams) KN Energy acquires American Oil & Gas Hadson acquires Adobe Gas Pipeline Panhandle Eastern acquires Associate Natural Gas El Paso acquires Eastex 10.2x Median Energy Transfer acquires AEP (HPL) Selected Comparable Midstream Transactions Buckeye acquires Lodi Gas Storage Spectra Energy Partners / Saltville Gas Storage SemGroup Energy Partners Acquires assets from SemGroup LP Comparable Transaction Analysis 33

Date Multiple 10/16/1998 7 7/8/1999 13 8/11/2000 10.5 10/2/2000 9.6 3/1/2001 9 11/1/2001 11.8 10/31/2002 7.4 11/19/2002 11.4 12/1/2002 8 4/21/2003 8.5 6/23/2003 7.9 12/1/2003 8.3 12/22/2003 6.2 2/4/2004 7.8 3/4/2004 9.9 4/4/2004 11.3 6/27/2004 11.2 7/1/2004 11.8 5/9/2005 13.4 7/5/2005 12.7 6/12/2006 15.5 2/28/2007 8.9 3/5/2007 12.9 4/19/2007 8.2 7/2/2007 10.3 9/1/2007 Historical Liquids Pipeline Transactions (Multiples of LTM EBITDA) TEPPCO / Duke KN Energy / Kinder Morgan Alberta / AEC Alberta / TransCanada Pembina / AEC Plains All American / Murphy Koch / BP Colonial Kaneb / Tesoro MDP / Riverstone / Williams Enbridge Income Fund / Enbridge Inc. BC Gas / EnCana Announcement Date Plains All American / Shell Pipeline Enbridge Energy / Shell Pipeline Pacific Energy / Rangeland Pipeline Plains All American / Link Energy Magellan / Osage Pipeline Selected Comparable Midstream Transactions Magellan / Shell Oil Products Buckeye / Shell Oil Products 9.9x Median Koch NGL / ONEOK Pacific Energy / Valero Plains All American / Pacific Energy Energy Funds Mgmt. / Citgo (Colonial) Inter Pipeline Fund / KMI KMP / Transmontaigne ONEOK / KMP Comparable Transaction Analysis 34

Historical MLP Yields

MLP Yields Over Time Midstream (1) ___________________________ * Past performance is not indicative of future results. Source: Factset and company press releases. Historical MLP Yields 35

MLP Yields Over Time (Cont.) Coal, Propane, Shipping and Other (1) ___________________________ * Past performance is not indicative of future results. Source: Factset and company press releases. CPLP announced a one-time, non-reoccurring quarterly distribution of $1.05. Current yield assumes a quarterly distribution of $0.41 per unit. Historical MLP Yields 36

MLP Yields Over Time (Cont.) E&P MLPs and General Partner HoldCos(1) ___________________________ * Past performance is not indicative of future results. Source: Factset and company press releases. Historical MLP Yields 37